                                                                    Exhibit 99.4

Item 15. Financial Statement Schedules

(a) 1 and 2.  Financial Statements and Schedule

The  financial  statements  and schedule  listed below are filed as part of this annual report on the pages indicated.

                              HOME PROPERTIES, INC.

                        Consolidated Financial Statements
                                                                           Page
                                                                           ----
Report of Independent Registered Public Accounting Firm                     F-2

Consolidated Balance Sheets
         as of December 31, 2005 and 2004                                   F-3

Consolidated Statements of Operations
         for the Years Ended December 31, 2005, 2004 and 2003               F-4

Consolidated Statements of Stockholders' Equity
         for the Years Ended December 31, 2005, 2004 and 2003               F-5

Consolidated Statements of Comprehensive Income
         for the Years Ended December 31, 2005, 2004 and 2003               F-6

Consolidated Statements of Cash Flows
         for the Years Ended December 31, 2005, 2004 and 2003               F-7

Notes to Consolidated Financial Statements                                  F-8

Schedule II:
         Valuation and Qualifying Accounts                                 F-42

Schedule III:
         Real Estate and Accumulated Depreciation                          F-43

             Report of Independent Registered Public Accounting Firm
             -------------------------------------------------------

To the Board of Directors and Shareholders of Home Properties, Inc.:

We have completed  integrated  audits of Home  Properties,  Inc.'s 2005 and 2004 consolidated  financial  statements  and of its internal  control over financial reporting  as of  December  31,  2005,  and an audit  of its  2003  consolidated financial  statements  in accordance  with the  standards of the Public  Company
Accounting Oversight Board (United States).  Our opinions,  based on our audits, are presented below.

Consolidated financial statements and financial statement schedules

In our  opinion,  the  consolidated  financial  statements  listed  in the index appearing under Item 15(a)(1)  present  fairly,  in all material  respects,  the financial position of Home Properties, Inc. and its subsidiaries at December 31,
2005 and 2004, and the results of their operations and their cash flows for each of the three years in the period  ended  December  31, 2005 in  conformity  with accounting  principles  generally  accepted in the United States of America.  In addition,  in our opinion, the financial statement schedules listed in the index appearing under Item 15(a)(2)  present  fairly,  in all material  respects,  the information  set  forth  therein  when  read in  conjunction  with  the  related consolidated  financial  statements.  These  financial  statements and financial statement  schedules are the  responsibility  of the Company's  management.  Our responsibility  is to  express  an opinion  on these  financial  statements  and financial  statement  schedules based on our audits.  We conducted our audits of these  statements  in  accordance  with  the  standards  of the  Public  Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material  misstatement.  An audit of financial statements includes  examining,  on a test  basis,  evidence  supporting  the  amounts  and disclosures in the financial  statements,  assessing the  accounting  principles used and  significant  estimates made by management,  and evaluating the overall
financial  statement  presentation.   We  believe  that  our  audits  provide  a
reasonable basis for our opinion.

Internal control over financial reporting

Also, in our opinion,  management's assessment,  included in Management's Report on Internal  Control over Financial  Reporting  appearing under Item 9(a) in the
2005 Annual Report on Form 10-K, that the Company maintained  effective internal control  over  financial  reporting  as of  December  31, 2005 based on criteria established in Internal  Control - Integrated  Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), is fairly stated, in all material respects, based on those criteria.  Furthermore, in our opinion, the Company  maintained,  in all material  respects,  effective internal control over financial reporting as of December 31, 2005, based on criteria  established in Internal  Control - Integrated  Framework  issued by the COSO.  The Company's management  is  responsible  for  maintaining  effective  internal  control over financial  reporting  and for its  assessment of the  effectiveness  of internal control over financial  reporting.  Our responsibility is to express opinions on management's  assessment  and on the  effectiveness  of the  Company's  internal control over financial  reporting  based on our audit. We conducted our audit of internal  control over financial  reporting in accordance  with the standards of the Public Company Accounting  Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable  assurance about whether  effective  internal control over financial  reporting was maintained in all material  respects.  An audit of internal  control over financial  reporting
includes   obtaining  an   understanding  of  internal  control  over  financial
reporting, evaluating management's assessment, testing and evaluating the design and operating  effectiveness  of internal  control,  and  performing  such other procedures as we consider  necessary in the  circumstances.  We believe that our audit provides a reasonable basis for our opinions.

A company's  internal control over financial  reporting is a process designed to provide reasonable  assurance  regarding the reliability of financial  reporting and the preparation of financial  statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial  reporting  includes those policies and procedures that (i) pertain to the  maintenance  of records that, in reasonable  detail,  accurately and fairly reflect the  transactions  and  dispositions of the assets of the company;  (ii)
provide  reasonable  assurance  that  transactions  are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting  principles,  and that receipts and  expenditures  of the company are being made only in accordance with authorizations of management and directors of the company;  and (iii) provide  reasonable  assurance  regarding  prevention or timely  detection  of  unauthorized  acquisition,  use,  or  disposition  of the company's assets that could have a material effect on the financial statements.

Because of its inherent  limitations,  internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate  because of changes in  conditions,  or that the degree of compliance with the policies or procedures may deteriorate.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 10, 2006, except with respect to our opinion on the consolidated financial statements  and  financial  statement  schedules  insofar  as it  relates to the effects of the discontinued  operations as discussed in Note 19, as to which the date is September 15, 2006.

                              HOME PROPERTIES, INC.

                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2005 and 2004
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                                   2005          2004
                                                                                                   ----          ----
ASSETS
Real estate:
  Land                                                                                       $  401,747    $  402,620
  Construction in progress                                                                        4,471         1,627
  Buildings, improvements and equipment                                                       2,700,554     2,640,943

  Real estate held for sale or disposal, net                                                    223,938        78,711
                                                                                             ----------    ----------
                                                                                              3,330,710     3,123,901
  Less:  accumulated depreciation                                                              (446,159)     (405,919)
                                                                                             ----------    ----------
               Real estate, net                                                               2,884,551     2,717,982

Cash and cash equivalents                                                                         5,391         7,925
Cash in escrows                                                                                  36,674        39,528
Accounts receivable                                                                               7,372         6,198
Prepaid expenses                                                                                 16,141        18,057
Deferred charges                                                                                 11,156         9,918
Other assets                                                                                     12,536         8,323

Other assets held for sale                                                                        4,049         8,865
                                                                                             ----------    ----------
               Total assets                                                                  $2,977,870    $2,816,796
                                                                                             ==========    ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Mortgage notes payable                                                                       $1,768,483    $1,567,085
Line of credit                                                                                   82,000        58,000
Accounts payable                                                                                 19,458        24,057
Accrued interest payable                                                                          8,274         7,539
Accrued expenses and other liabilities                                                           22,565        26,194
Security deposits                                                                                21,657        22,118

Liabilities held for sale                                                                        75,352        80,606
                                                                                             ----------    ----------
               Total liabilities                                                              1,997,789     1,785,599
                                                                                             ----------    ----------
Commitments and contingencies
Minority interest                                                                               323,269       310,775
Stockholders' equity:
   Cumulative redeemable preferred stock, $.01 par value; 2,400,000 shares issued and
     outstanding at December 31, 2005 and 2004, respectively                                     60,000        60,000
   Convertible cumulative preferred stock, $.01 par value; 10,000,000 shares authorized;
     250,000 shares issued and outstanding at December 31, 2004                                       -        25,000
   Common stock, $.01 par value; 80,000,000 shares authorized; 31,184,256 and 32,625,413
     shares issued and outstanding at December 31, 2005 and 2004, respectively                      312           326
   Excess stock, $.01 par value; 10,000,000 shares authorized; no shares issued or
     outstanding                                                                                      -             -
   Additional paid-in capital                                                                   773,396       807,212
   Accumulated other comprehensive income (loss)                                                    206          (362)
   Distributions in excess of accumulated earnings                                             (177,102)     (171,754)
                                                                                             ----------    ----------
               Total stockholders' equity                                                       656,812       720,422
                                                                                             ----------    ----------
               Total liabilities and stockholders' equity                                    $2,977,870    $2,816,796
                                                                                             ==========    ==========

The  accompanying  notes are an integral  part of these  consolidated  financial statements.

                              HOME PROPERTIES, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                      2005        2004         2003
                                                                                      ----        ----         ----
Revenues:
Rental income                                                                     $416,709    $387,280     $348,895
Property other income                                                               23,547      18,687       15,994
Interest income                                                                        581         481          516
Other income                                                                         2,023       2,782        4,426
                                                                                  --------    --------     --------
          Total Revenues                                                           442,860     409,230      369,831
                                                                                  --------    --------     --------

Expenses:
Operating and maintenance                                                          198,487     180,827      158,740
General and administrative                                                          19,652      23,978       22,607
Interest                                                                            97,898      83,078       75,926
Depreciation and amortization                                                       90,111      79,565       66,186

Impairment of assets held as General Partner                                           400       1,116        2,518
                                                                                  --------    --------     --------
          Total Expenses                                                           406,548     368,564      325,977
                                                                                  --------    --------     --------
Income from operations                                                              36,312      40,666       43,854

Equity in earnings (losses) of unconsolidated affiliates                                 -        (538)      (1,892)
                                                                                  --------    --------     --------
Income before minority interest, discontinued operations and extraordinary item     36,312      40,128       41,962
Minority interest in limited partnership                                                 -         441            -
Minority interest in operating partnerships                                         (9,905)    (10,591)     (10,867)
                                                                                  --------    --------     --------
Income from continuing operations                                                   26,407      29,978       31,095
                                                                                  --------    --------     --------
Discontinued operations
   Income from operations, net of $552, $2,967 and $4,485, in 2005, 2004 and
      2003 allocated to minority interest, respectively                              1,130       6,015        8,113
   Gain on disposition of property, net of $26,733, $5,382 and $1,359 in 2005,
      2004 and 2003 allocated to minority interest, respectively                    53,975      11,417        2,599
                                                                                  --------    --------     --------
Discontinued operations                                                             55,105      17,432       10,712
                                                                                  --------    --------     --------
Income before loss on sale of property and business and cumulative effect of
    change in accounting principle                                                  81,512      47,410       41,807
Loss on sale of property and business, net of $33 and $4 in 2004 and 2003
    allocated to minority interest, respectively                                         -         (67)          (9)
                                                                                  --------    --------     --------
Income before cumulative effect of change in accounting principle                   81,512      47,343       41,798
Cumulative effect of change in accounting principle net of $159 in 2004
    allocated to minority interest                                                       -        (321)           -
                                                                                  --------    --------     --------
Net income                                                                          81,512      47,022       41,798
Preferred dividends                                                                 (6,279)     (7,593)     (11,340)
                                                                                  --------    --------     --------

Net income available to common shareholders                                       $ 75,233    $ 39,429     $ 30,458
                                                                                  ========    ========     ========
Basic earnings per share data:
    Income from continuing operations                                               $0.63       $0.68        $0.67
    Discontinued operations                                                          1.72        0.53         0.37
    Cumulative effect of change in accounting principle                                 -       (0.01)            -
                                                                                    -----       -----        -----
Net income available to common shareholders                                         $2.35       $1.20        $1.04
                                                                                    =====       =====        =====

Diluted earnings per share data:
    Income from continuing operations                                               $0.62       $0.67        $0.67
    Discontinued operations                                                          1.71        0.52         0.36
    Cumulative effect of change in accounting principle                                 -       (0.01)           -
                                                                                    -----       -----        -----
Net income available to common shareholders                                         $2.33       $1.18        $1.03
                                                                                    =====       =====        =====

Weighted average number of shares outstanding:
    Basic                                                                       31,962,082  32,911,945   29,208,242
    Diluted                                                                     32,328,105  33,314,038   29,575,660

The  accompanying  notes are an integral  part of these  consolidated  financial statements.

                              HOME PROPERTIES, INC.

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                                             Accumulated    Officer/
                                              Preferred                                        Distributions       Other    Director
                                               Stock at                           Additional    in Excess of     Compre-   Notes for
                                            Liquidation             Common Stock     Paid-In     Accumulated     hensive       Stock
                                             Preference       Shares      Amount     Capital        Earnings      Income    Purchase
                                             ----------       ------      ------     -------        --------      ------    --------

Balance, January 1, 2003                       $167,680   27,027,003        $270    $649,489       $(89,452)      $(972)      $(773)
Issuance of common stock, net                              1,330,733          14      44,608
Conversion of Series C preferred stock for
   common stock                                (59,500)    1,983,470          20      59,480
Conversion of Series E preferred stock for
   common stock                                (23,180)      749,367           7      23,173
Exercise of Series C Warrants                                231,560           2       9,001
Exercise of Series E Warrants                                285,000           3       6,927
Payments on notes for stock purchase                                                                                             425
Interest receivable on notes for stock
   purchase                                                                                                                       33
Net income                                                                                            41,798
Change in fair value of hedge instruments,
    net of minority interest                                                                                         430
Conversion of UPREIT Units for stock                         359,107           4      13,038
Adjustment of minority interest                                                     (20,006)
Preferred dividends                                                                                 (11,340)
Dividends paid ($2.45 per share)                                                                    (69,916)
                                                -------   ----------        ----    --------      ---------         ----        ---
Balance, December 31, 2003                       85,000   31,966,240         320     785,710       (128,910)       (542)       (315)
Issuance of common stock, net                              1,251,949          12      43,086
Repurchase of common stock                               (1,280,196)        (13)    (53,783)
Payments on notes for stock purchase                                                                                             307
Interest receivable on notes for stock
   purchase                                                                                                                        8
Net income                                                                                            47,022
Change in fair value of hedge instruments,
   net of minority interest                                                                                          180
Conversion of UPREIT Units for stock                         687,420           7      26,569
Adjustment of minority interest                                                        5,630
Preferred dividends                                                                                  (7,593)
Dividends paid ($2.49 per share)                                                                    (82,273)
                                                -------   ----------        ----    --------      ---------         ----        ---
Balance, December 31, 2004                       85,000   32,625,413         326     807,212       (171,754)       (362)           -
Issuance of common stock, net                                358,737           4      12,845
Repurchase of common stock                               (2,850,882)        (28)   (114,737)
Conversion of Series D preferred stock for
   common stock                                (25,000)      833,333           8      24,992
Net income                                                                                            81,512
Change in fair value of hedge instruments,
   net of minority interest                                                                                          568
Conversion of UPREIT Units for stock                         217,655           2       9,228
Adjustment of minority interest                                                       33,856
Preferred dividends                                                                                  (6,279)
Dividends paid ($2.53 per share)                                                                    (80,581)
                                                -------   ----------        ----    --------      ---------         ----        ---
Balance, December 31, 2005                      $60,000   31,184,256        $312    $773,396      $(177,102)        $206        $  -
                                                =======   ==========        ====    ========      =========         ====        ===

The  accompanying  notes are an integral  part of these  consolidated  financial statements.

                              HOME PROPERTIES, INC.

                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
                                 (IN THOUSANDS)

                                                    2005          2004         2003
                                                    ----          ----         ----

Net income                                      $ 81,512      $ 47,022     $ 41,798
   Other comprehensive income:
   Change in fair value of hedged instruments        568           180          430
                                                --------      --------     --------
Net comprehensive income                        $ 82,080      $ 47,202     $ 42,228
                                                ========      ========     ========

The  accompanying  notes are an integral  part of these  consolidated  financial statements.

                              HOME PROPERTIES, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
                                 (IN THOUSANDS)

                                                                                2005           2004           2003
                                                                                ----           ----           ----
Cash flows from operating activities:
Net income                                                                $   81,512     $   47,022     $   41,798
                                                                          ----------     ----------     ----------
Adjustments to reconcile net income to net cash provided by operating activities:
         Equity in (earnings) losses of unconsolidated affiliates                  -            538          1,892
         Income allocated to minority interest                                37,190         18,747         16,706
         Depreciation and amortization                                       100,584         98,051         80,915
         Impairment of assets held as General Partner                            400          1,116          2,518
         Impairment of real property                                           7,325          1,100            423
         Gain on disposition of property and business                        (81,679)       (26,424)        (3,945)
         Issuance of restricted stock, compensation cost of stock
                  options and deferred compensation                            2,662          2,496          6,586
         Changes in assets and liabilities:
                  Other assets                                                (8,423)        (1,431)         3,644
                  Accounts payable and accrued liabilities                    (6,624)        20,476            156
                                                                          ----------     ----------     ----------
Total adjustments                                                             51,435        114,669        108,895
                                                                          ----------     ----------     ----------
Net cash provided by operating activities                                    132,947        161,691        150,693
                                                                          ----------     ----------     ----------
Cash flows from investing activities:
Purchase of properties and other assets, net of mortgage notes assumed
    and UPREIT Units issued                                                 (219,852)      (153,535)       (66,760)
         Additions to properties                                             (98,917)      (102,700)      (106,346)
         Advances to affiliates                                                    -           (820)        (3,410)
         Payments on advances to affiliates                                        -            149          6,990
         Proceeds from sale of affordable properties, net                          -          2,412          3,835
         Proceeds from sale of properties and business, net                  139,073         89,028         53,666
                                                                          ----------     ----------     ----------
         Net cash used in investing activities                              (179,696)      (165,466)      (112,025)
                                                                          ----------     ----------     ----------
Cash flows from financing activities:
         Proceeds from sale of common stock, net                              10,185         40,599         53,202
         Repurchase of common stock                                         (114,765)       (53,796)             -
         Proceeds from mortgage notes payable                                370,752        191,772        130,259
         Payments of mortgage notes payable                                 (119,939)       (97,734)       (75,352)
         Proceeds from line of credit                                        376,370        291,600        186,000
         Payments on line of credit                                         (352,370)      (233,600)      (221,000)
         Payments of deferred loan costs                                      (2,991)        (2,672)        (1,498)
         Withdrawals from (additions to) cash escrows, net                     3,112         (1,953)         6,075
         Repayment of officer and director loans                                   -            315            458
         Dividends and distributions paid                                   (126,139)      (128,784)      (120,491)
                                                                          ----------     ----------     ----------
         Net cash provided by (used in) financing activities                  44,215          5,747        (42,347)
                                                                          ----------     ----------     ----------
Net increase (decrease) in cash and cash equivalents                          (2,534)         1,972         (3,679)
Cash and cash equivalents
         Beginning of year                                                     7,925          5,103          8,782
         Cash assumed in connection with FIN 46 consolidation                      -            850              -
                                                                          ----------     ----------     ----------
         End of year                                                     $     5,391    $     7,925    $     5,103
                                                                         ===========    ===========    ===========

The  accompanying  notes are an integral  part of these  consolidated  financial statements.

                              HOME PROPERTIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

1        ORGANIZATION AND BASIS OF PRESENTATION

Organization

Home  Properties,  Inc.  (the  "Company  ") was formed in  November  1993,  as a
Maryland  corporation  and is engaged  primarily in the  ownership,  management, acquisition,  and  rehabilitation  of residential  apartment  communities in the
Northeastern,  Mid-Atlantic,  Midwestern  and Southeast  Florida  regions of the
United States.  The Company conducts its business through Home Properties,  L.P.
(the "Operating  Partnership"),  a New York limited partnership.  As of December
31, 2005, the Company operated 158 apartment communities with 47,001 apartments.
Of  this  total,  the  Company  owned  153  communities,  consisting  of  43,432
apartments,   managed  as  general  partner  one  partnership   that  owned  868
apartments, and fee managed four communities, consisting of 2,701 apartments for third parties.

Basis of Presentation

The accompanying  consolidated  financial statements include the accounts of the
Company and its 65.2%  (67.7% at December 31,  2004)  interest in the  Operating
Partnership.  Such interest has been calculated as the percentage of outstanding common  shares  divided by the total  outstanding  common  shares and  Operating
Partnership  Units ("UPREIT Units")  outstanding.  The remaining 34.8% (32.3% at
December  31,  2004) is  reflected  as Minority  Interest in these  consolidated financial  statements.  The Company owns a 1.0% general partner  interest in the
Operating  Partnership and the remainder indirectly as a limited partner through its wholly owned  subsidiary,  Home  Properties  I, LLC,  which owns 100% of the limited  partner,  Home Properties  Trust.  Home Properties  Trust was formed in
September  1997,  as a  Maryland  real  estate  trust  and as a  qualified  REIT subsidiary ("QRS") and owns the Company's share of the limited partner interests in the Operating  Partnership.  For financing purposes, the Company has formed a limited  liability  company  (the  "LLC")  and  a  partnership  (the  "Financing
Partnership"),  which beneficially own certain apartment communities  encumbered by mortgage indebtedness.  The LLC is wholly owned by the Operating Partnership.
The Financing  Partnership is owned 99.9% by the Operating  Partnership and 0.1%
by the QRS.

The accompanying  consolidated financial statements include the accounts of Home
Properties  Management,  Inc. and Home Properties  Resident Services,  Inc. (the
"Management Companies").  The Management Companies are wholly owned subsidiaries of the Company.  All significant  inter-company  balances and transactions  have been eliminated in these consolidated financial statements.

Through March 30, 2004,  the Company  accounted  for its  investment as managing general partner ("GP") in unconsolidated affordable housing limited partnerships
("LP") using the equity  method of  accounting.  Effective  March 31, 2004,  the
Company adopted FASB Interpretation No. 46R,  Consolidation of Variable Interest
Entities ("FIN 46R"). This  interpretation  addresses  consolidation by business enterprises of variable interest entities in which the equity investment at risk is not  sufficient  to permit  the  entity to  finance  its  activities  without additional  subordinated  financial  support from other  parties or in which the equity  investors do not have the  characteristics  of a  controlling  financial interest.  This  interpretation  requires  a  variable  interest  entity  to  be consolidated  by a company if that  company is subject to a majority of the risk of loss from the variable interest entity's  activities or entitled to receive a majority of the  entity's  residual  returns or both.  The  interpretation  also requires  disclosures  about variable  interest entities that the company is not required to consolidate but in which it has a significant variable interest. As

                              HOME PROPERTIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

1        ORGANIZATION AND BASIS OF PRESENTATION (Continued)

of  March  31,  2004,  the  Company  was  the  general  partner  in  41  limited partnerships in Upstate New York,  Pennsylvania,  Ohio and Maryland. The Company
had made a determination that all 41 limited partnerships were Variable Interest
Entities ("VIEs").  As of March 31, 2004, Home Properties determined that it was not  the  primary  beneficiary  in  seven  partnerships  syndicated  under  U.S.
Department  of Housing  and Urban  Development  subsidy  programs  none of which remained as of December 31, 2005.  These  investments  continued to be accounted for under the equity method until their sale. For those investments, the Company continued to record its allocable share of the respective  partnership's  income or loss based on the terms of the  agreement.  To the  extent it was  determined that the LPs could not absorb their share of the losses, if any, the GP recorded the LPs share of such losses. The Company had further determined that it was the primary  beneficiary  in 34 of  the  VIEs  and,  therefore,  consolidated  these entities  effective  March 31, 2004.  Beginning with the second quarter of 2004, the Company  consolidated the results of operations of the VIEs. During 2004 and
2005, the Company sold most of these consolidated VIEs with only one partnership remaining as of December 31, 2005.  The results of operations  for the VIEs sold during the years ended 2005 and 2004 are  included in  discontinued  operations.
The one  remaining  property is  classified  as held and used as of December 31,
2005 and the results of operations are included in continuing operations.

Reclassifications

Certain  reclassifications  have  been  made to the 2004  and 2003  consolidated financial statements to conform to the 2005 presentation.

2        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Real Estate

Real estate is recorded at cost. Costs related to the acquisition,  development, construction  and improvement of properties are capitalized.  Recurring  capital replacements typically include carpeting and tile,  appliances,  HVAC equipment, new  roofs,  site  improvements  and  various  exterior  building  improvements.
Non-recurring  upgrades  include,  among other  items,  community  centers,  new appliances, new windows, kitchens and bathrooms.  Interest costs are capitalized until construction is substantially  complete.  There was $1,096, $763, and $920 of interest  capitalized  in 2005,  2004 and 2003,  respectively.  Salaries  and related costs  capitalized  for the years ended December 31, 2005, 2004 and 2003 were $2,135, $3,391 and $6,008, respectively. When retired or otherwise disposed of, the related  asset cost and  accumulated  depreciation  are cleared from the respective  accounts  and the net  difference,  less any  amount  realized  from disposition,  is reflected in income.  Ordinary  repairs and maintenance that do not extend the life of the asset are expensed as incurred.

Management  reviews its long-lived assets used in operations for impairment when in accordance  with SFAS No. 144,  Accounting  for the Impairment or Disposal of
Long Lived Assets ("SFAS 144") there is an event or change in circumstances that indicates an  impairment  in value.  An asset is  considered  impaired  when the undiscounted  future  cash  flows are not  sufficient  to  recover  the  asset's carrying value. If such impairment is present,  an impairment loss is recognized based on the excess of the carrying amount of the asset over its fair value. The
Company  records  impairment  losses and reduces the carrying  amounts of assets held for sale when the carrying  amounts exceed the estimated  selling  proceeds less the costs to sell.

                              HOME PROPERTIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

2        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Real Estate (Continued)

The Company  accounts  for its  acquisitions  of  investments  in real estate in accordance with SFAS No. 141, Business Combinations ("SFAS 141"), which requires the fair value of the real  estate  acquired  to be  allocated  to the  acquired tangible  assets,  consisting  of land,  building,  and  personal  property  and identified  intangible  assets  and  liabilities,  consisting  of the  value  of above-market  and  below-market  leases,  value of in-place  leases and value of resident  relationships,  based in each case on their fair  values.  The Company considers  acquisitions of operating real estate assets to be businesses as that term is contemplated  in Emerging Issues Task Force Issue No. 98-3,  Determining
Whether a Nonmonetary  Transaction Involves Receipt of Productive Assets or of a
Business.

The Company allocates purchase price to the fair value of the tangible assets of an acquired property (which includes the land, building,  and personal property)
determined by valuing the property as if it were vacant.  The as-if-vacant value is allocated to land,  buildings,  and personal  property based on  management's determination of the relative fair values of these assets.

Above-market and below-market  in-place lease values for acquired properties are recorded  based on the present value (using an interest rate which  reflects the risks  associated  with the leases  acquired) of the difference  between (i) the contractual  amounts  to be  paid  pursuant  to the in  place  leases  and  (ii)
management's estimate of fair market lease rates for the corresponding  in-place leases, measured over a period equal to the remaining non-cancelable term of the lease.  The capitalized  above-market  lease values are included in other assets
and  are   amortized  as  a  reduction  of  rental  income  over  the  remaining non-cancelable  terms of the respective  leases.  The  capitalized  below-market lease values are  included in accrual  expenses  and other  liabilities  and are amortized  as an  increase  to  rental  income  over  the  initial  term and any fixed-rate renewal periods in the respective leases.

Other intangible  assets acquired include amounts for in-place lease values that are based upon the Company's  evaluation of the specific  characteristics of the leases.  Factors  considered in these  analyses  include an estimate of carrying costs during  hypothetical  expected lease-up periods considering current market conditions,  and costs to execute  similar  leases.  The Company also  considers information  obtained about each property as a result of its pre-acquisition due diligence,  marketing and leasing activities in estimating the fair value of the
tangible  and  intangible  assets  acquired.   In  estimating   carrying  costs,
management  also  includes  real estate  taxes,  insurance  and other  operating expenses  and  estimates  of lost  rentals at market  rates  during the expected lease-up periods depending on the property acquired.

The total amount of other  intangible  assets  acquired is further  allocated to in-place leases,  which includes other resident  relationship  intangible values based  on  management's  evaluation  of  the  specific  characteristics  of  the residential leases and the Company's resident retention history.

The value of in-place  leases and  resident  relationships  are  amortized  as a leasing  cost expense  over the initial  term of the  respective  leases and any expected renewal period.

The acquisitions of minority  interests for shares of the Company's Common Stock are recorded  under the purchase  method with assets  acquired  reflected at the fair market value of the Company's Common Stock on the date of acquisition.  The acquisition  amounts  are  allocated  to the  underlying  assets  based on their estimated fair values.

                              HOME PROPERTIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

2        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Depreciation

Properties  are  depreciated  using a  straight-line  method over the  estimated useful lives of the assets as follows: buildings, improvements and equipment - 3 to 40 years. Depreciation expense charged to operations was $89,311, $78,471 and
$65,956  from  continuing  operations  and  $9,999,  $15,662  and  $13,230  from discontinued  operations for the years ended  December 31, 2005,  2004 and 2003, respectively.

Cash and Cash Equivalents

Cash and  cash  equivalents  include  all cash  and  highly  liquid  investments purchased  with  original  maturities  of  three  months  or less.  The  Company estimates  that the fair value of cash  equivalents  approximates  the  carrying value due to the relatively short maturity of these instruments.

Cash in Escrows

Cash in escrows  consists  of cash  restricted  under the terms of various  loan agreements to be used for the payment of property taxes and insurance as well as required  replacement  reserves and resident  security  deposits for residential properties.

Allowance for Doubtful Receivables

The allowance for doubtful  receivables  was $513,  $567 and $241 as of December
31, 2005, 2004 and 2003, respectively.

Deferred Charges

Costs  relating to the financing of properties  are deferred and amortized  over the life of the related financing  agreement.  The straight-line  method,  which approximates the effective  interest  method,  is used to amortize all financing costs;  such  amortization is reflected as interest  expense in the consolidated statement of operations.  The range in the terms of the agreements are from 1-18 years.  Accumulated  amortization was $5,832,  $5,640 and $3,212, as of December
31, 2005, 2004 and 2003, respectively.

Intangible Assets

Intangible  assets of $5,080,  $3,281 and $3,403 at December 31, 2005,  2004 and
2003,  respectively,  included in Other  Assets,  consist  primarily of property management  contracts obtained through the acquisition of real estate management businesses,  and  intangible  assets  recorded  in  connection  with  SFAS  141.
Intangible  assets  associated with SFAS 141 are amortized on the  straight-line basis over their  estimated  useful lives of 7 months to 3 years.  Subsequent to
2002,  the Company has not  amortized  intangibles  on assets held for sale (see
Notes 3 and 4). Accumulated amortization of intangible assets was $2,797, $2,005 and $893 as of December  31,  2005,  2004 and 2003,  respectively.  Amortization expense was $798,  $1,094,  and $230 for the years ended December 31, 2005, 2004 and 2003, respectively.  The carrying value of intangible assets is periodically reviewed by the Company and  impairments are recognized when the expected future operating  cash flows  derived  from such  intangible  assets is less than their carrying value.  During 2004 and 2003, in connection with the sale of the assets associated with the general partnership  interests in certain affordable housing limited  partnerships,  the Company  disposed of $1,771 and $1,284 of intangible assets, respectively.

                              HOME PROPERTIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

2        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

The Operating  Partnership  leases its residential  properties under leases with terms generally one year or less. Rental income is recognized on a straight-line basis over the related lease term. As a result,  deferred  rents  receivable are created when rental income is recognized during the concession period of certain negotiated  leases  and  amortized  over the  remaining  term of the  lease.  In accordance  with SFAS 141,  the Company  recognizes  rental  revenue of acquired in-place  "above and below"  market leases at their fair value over the weighted average remaining lease term. Property other income, which consists primarily of income from operation of laundry  facilities,  utility recovery,  administrative fees,  garage and carport  rentals and  miscellaneous  charges to residents,  is recognized  when earned (when the services  are  provided,  or when the resident incurs the charge).

Property  management  fees are  recognized  when earned  based on a  contractual percentage of net monthly cash collected on rental income.

Other Income

Other  income for the years ended  December 31,  2005,  2004 and 2003  primarily reflects management and other real estate service fees.

Gains on Real Estate Sales

Gains on disposition of properties are recognized  using the full accrual method in accordance  with the  provisions of SFAS No. 66,  Accounting  for Real Estate
Sales,  provided  that  various  criteria  relating to the terms of sale and any subsequent involvement by the Company with the properties sold are met.

Advertising

Advertising  expenses  are charged to  operations  during the year in which they were  incurred.  Advertising  expenses  incurred and charged to operations  were approximately $5,602, $5,568, and $5,525 from continuing operations, and $1,005,
$1,263,  and $1,703 from discontinued  operations,  for the years ended December
31, 2005, 2004 and 2003, respectively.

Legal Settlements

In March  2005,  the  Company  settled a legal claim for a total cost of $3,800, which was expensed in 2004. The legal claim was brought against the Company, the
Operating  Partnership,  and Home Leasing Corporation.  Home Leasing is owned by
Nelson B. Leenhouts and Norman Leenhouts,  who are the Co-Chairs of the Board of
Directors and Senior Advisors to the Company.  The Company was originally formed to expand and continue Home Leasing's business.  The essence of the complaint is that the entity in which plaintiffs were investors was wrongfully  excluded from the Company's  initial  organization as a real estate  investment  trust and the investors,  therefore,  did not obtain the benefits from exchanging their equity interests  in that  entity for  equity in the  Operating  Partnership.  In their original  complaint,  plaintiffs  sought damages in the amount of $3,000. In the subsequent  discovery  process,  plaintiffs  increased  the  damages  sought  to
$10,000.  Included in general  and  administrative  expenses  for the year ended
December 31, 2004 is the accrual for payment made during 2005 in  settlement  of
$3,500 and for legal fees of $300 made on behalf of Home Leasing Corporation, as well as the Company and the Operating Partnership. Payment was made on behalf of
Home Leasing in recognition  of the fact that the matters  alleged in the action against Home Leasing  related  directly and solely to the promotion and creation of the Company.

                             HOME PROPERTIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

2        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Legal Settlements (continued)

In October 2001, the Company  resolved a legal claim with an insurance  provider and  received  a total  settlement  of $4,900.  This  refund  was  allocated  to insurance expense in relation to the Company's  estimate of loss spread over the corresponding  policy term  between  November 1, 2000 to October  31,  2002.  An additional $600 was received in December 2002 relating to the settlement for the policy period  January 1, 2003 through  October 31, 2003.  This  settlement  was amortized to insurance expense on a straight-line basis over that period.

Federal Income Taxes

The Company has elected to be taxed as a real estate  investment  trust ("REIT")
under the Internal Revenue Code of 1986, as amended, commencing with the taxable year ended December 31,  1994. As a result, the Company generally is not subject to Federal or State  income  taxation  at the  corporate  level to the extent it distributes annually at least 90% of its REIT taxable income to its shareholders and satisfies certain other requirements. For the years ended December 31, 2005,
2004 and 2003, the Company  distributed in excess of 100% of its taxable income;
accordingly,  no  provision  has  been  made  for  federal  income  taxes in the accompanying consolidated financial statements.  Stockholders of the Company are taxed on  dividends  and must  report  distributions  from the Company as either ordinary income, capital gains, or as return of capital. (See Note 7)

The tax basis of assets is less than the amounts  reported  in the  accompanying consolidated  financial  statements  by  approximately  $619,000 and $476,000 at
December 31, 2005 and 2004, respectively.

The following table  reconciles net income to taxable income for the years ended
December 31, 2005, 2004 and 2003:

                                                                                      2005         2004        2003
                                                                                      ----         ----        ----
Net income                                                                         $81,512      $47,022     $41,798
Add back:  Net  loss of taxable REIT Subsidiaries included in net income above         172          987       2,534
Deduct:    Net income of taxable REIT subsidiaries included in net income above       (27)           -           -
Net income from REIT operations                                                     81,657       48,009      44,332
Add:       Book depreciation and amortization                                       68,814       64,886      55,570
Less:      Tax depreciation and amortization                                      (68,426)    (69,532)   (63,110)
Book/tax difference on gains/losses from capital transactions                     (45,906)    (8,128)      2,754
Other book/tax differences, net                                                   (6,450)    (79)      4,895
                                                                                   -------      -------     -------
Adjusted taxable income subject to 90% REIT dividend  requirement                  $29,689      $35,156     $44,441
                                                                                   =======      =======     =======

The Company made actual distributions in excess of 100% of taxable income before capital gains.  All  adjustments  to net income from REIT  operations are net of amounts attributable to minority interest and taxable REIT subsidiaries.

Included in total  assets on the  Consolidated  Balance  Sheets are deferred tax assets of $8,496  and $8,737 as of  December  31,  2005 and 2004,  respectively.
Management  does not  believe it is more  likely  than not that  these  deferred assets will be used, and accordingly has recorded a reserve against the deferred tax asset of $8,421 and $8,680 as of December 31, 2005 and 2004, respectively.

                              HOME PROPERTIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

2        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Earnings Per Share

Basic  Earnings Per Share ("EPS") is computed as net income  available to common shareholders divided by the weighted average number of common shares outstanding for the period.  Diluted EPS reflects the  potential  dilution  that could occur from common shares issuable  through  stock-based  compensation  including stock options  (using the treasury  stock method) and the conversion of any cumulative convertible  preferred  stock.  The  exchange of an UPREIT Unit for common stock will have no effect on diluted EPS as unitholders and  stockholders  effectively share equally in the net income of the Operating Partnership.

Income from continuing operations is the same for both the basic and diluted EPS calculation.  The reconciliation of the basic and diluted earnings per share for the years ended December 31, 2005, 2004, and 2003, is as follows:

                                                                         2005          2004          2003
                                                                         ----          ----          ----
Income from continuing operations                                    $ 26,407      $ 29,978      $ 31,095
Add: Gain (loss) on sale of business, net of minority interest              -           (67)           (9)
Less: Preferred dividends                                              (6,279)       (7,593)      (11,340)
                                                                     --------      --------       -------
Basic and Diluted - Income from continuing operations
   applicable to common shareholders                                 $ 20,128      $ 22,318       $19,746
                                                                     ========      ========       =======

Basic weighted average number of shares outstanding                31,962,082    32,911,945    29,208,242
Effect of dilutive stock options                                      366,023       402,093       367,418
                                                                   ----------    ----------    ----------
Diluted weighted average number of shares outstanding              32,328,105    33,314,038    29,575,660
                                                                   ==========    ==========    ==========

Basic earnings per share data:
   Income from continuing operations                                   $0.63         $0.68         $0.67
   Discontinued operations                                              1.72          0.53          0.37
   Cumulative effect of change in accounting principle                    -          (0.01)           -
                                                                       -----         -----         -----
Net income available to common shareholders                            $2.35         $1.20         $1.04
                                                                       =====         =====         =====

Diluted earnings per share data:
   Income from continuing operations                                   $0.62         $0.67         $0.67
   Discontinued operations                                              1.71          0.52          0.36
   Cumulative effect of change in accounting principle                    -          (0.01)           -
                                                                       -----         -----         -----
Net income available to common shareholders                            $2.33         $1.18         $1.03
                                                                       =====         =====         =====

Unexercised  stock options to purchase  539,500,  zero and 641,550 shares of the
Company's  common  stock were not  included in the  computations  of diluted EPS because the options'  exercise prices were greater than the average market price of the Company's  stock during the years ended December 31, 2005, 2004 and 2003, respectively.  For the years  ended  December 31,  2005  (until  the date of the conversion)  and 2004, the 833,333 common stock  equivalents on an  as-converted
basis  of  the  Series  D  Convertible   Cumulative   Preferred  Stock  have  an
antidilutive  effect and are not included in the computation of diluted EPS. For the year ended December 31, 2003, there were 2,229,719 common stock  equivalents on an  as-converted  basis of certain  convertible  preferred  stock that had an antidilutive  effect and were not included in the computation of diluted EPS. To the  extent the  preferred  stock was  converted,  the  common  shares  would be included in outstanding shares from the date of conversion.

                              HOME PROPERTIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

2        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally  accepted in the United States of America requires  management to make estimates  and  assumptions  that  affect  the  reported  amount of  assets  and liabilities and disclosures of contingent  assets and liabilities at the date of the  financial  statements  and the  reported  amounts of revenues  and expenses during the reporting period. Actual results could differ from those estimates.

Stock Based Employee Compensation

Effective  January 1, 2003,  the Company  adopted the fair value based method of accounting  for stock options in accordance  with SFAS No. 123,  Accounting  for
Stock-Based Compensation.  The Company applied the modified-prospective approach in adopting SFAS No. 123 in conformity  with the  transition  provisions of SFAS
No. 148 - Accounting for  Stock-Based  Compensation - Transition and Disclosure,
an  Amendment  of SFAS No. 123.  Under this  approach,  the  Company  recognizes stock-based employee  compensation cost from the beginning of the fiscal year in which the  recognition  provisions  are first applied as if the fair value based accounting  method in this  Statement  had been used to account for all employee awards  granted,  modified,  or settled in fiscal years beginning after December
15, 1994. For 2005, 2004 and 2003,  total  compensation  costs recognized by the
Company on its stock  options and  restricted  stock,  (including in 2003 $5,000 recognized in  connection  with a 129,870  share  restricted  stock grant to the
Leenhoutses upon their retirement as Co-CEO's),  amounted to $2,429,  $2,119 and
$6,341, respectively.

The fair value of each option  grant is estimated on the date of grant using the
Black-Scholes   option-pricing   model  with  the  following   weighted  average
assumptions used for grants in 2005, 2004, and 2003:

Assumption                                                          2005           2004           2003
----------                                                          ----           ----           ----
Dividend yields                                                    6.55%          6.74%          8.07%

Expected volatility                                               18.76%         19.79%         19.00%

Expected lives of the options with a lifetime of ten years     7.5 Years      7.5 Years      7.5 Years

Expected lives of the options with a lifetime of five years    5.0 Years            N/A            N/A

Risk free interest rate                                            4.10%          4.04%          3.22%

Recent Accounting Pronouncements

In May 2003, FASB issued SFAS 150, Accounting for Certain Financial  Instruments
with Characteristics of Both Liabilities and Equity. This Statement  establishes
standards  for  how  an  issuer   classifies  and  measures  certain   financial
instruments with  characteristics  of both  liabilities and equity.  It requires that an issuer  classify a  financial  instrument  that is within its scope as a liability (or an asset in some  circumstances).  This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period  beginning  after June
15, 2003. The Company adopted this pronouncement for the year ended December 31,
2004,  and it did not have an impact on the  Company's  results  of  operations, financial position or liquidity.

                              HOME PROPERTIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

2        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (continued)

In December  2003,  the FASB issued  Interpretation  No. 46R,  Consolidation  of
Variable   Interest  Entities   ("FIN 46R").   This   interpretation   addresses
consolidation by business enterprises of variable interest entities in which the equity  investment at risk is not sufficient to permit the entity to finance its activities without additional  subordinated financial support from other parties or  in  which  the  equity  investors  do  not  have  the  characteristics  of a controlling financial interest. This interpretation requires a variable interest entity to be  consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest  entity's  activities or entitled
to  receive  a  majority  of  the  entity's   residual   returns  or  both.  The
interpretation  also requires  disclosures about variable interest entities that the company is not  required to  consolidate  but in which it has a  significant variable  interest.  Effective  March 31, 2004, the Company adopted FIN 46R. See the Basis of Presentation  disclosure in Note 1 and the Company's  disclosure on its Variable  Interest  Entities  (Investments in and Advances to Affiliates) in
Note 3 for a  discussion  of the impact on the Company  from the adoption of FIN
46R.

In March  2004,  the FASB  issued EITF 03-6,  Participating  Securities  and the
Two-Class  Method under FASB  Statement  128,  Earnings per Share ("EITF 03-6").
EITF 03-6 addresses a number of questions  regarding the computation of earnings per share by companies that have issued  securities other than common stock that contractually entitle the holder to participate in dividends and earnings of the company when, and if, it declares dividends on its common stock.  The issue also provides further guidance in applying the two-class method of calculating EPS.
It clarifies  what  constitutes  a  participating  security and how to apply the two-class  method of  computing  EPS once it is  determined  that a security  is participating,  including  how to  allocate  undistributed  earnings  to  such a security.  The EITF was effective for the fiscal periods  beginning  after March
31, 2004. The Company  adopted the  provisions of this EITF  effective  April 1,
2004,  and had no impact  on the  Company's  results  of  operations,  financial position or liquidity.

In November 2004,  the FASB issued EITF Issue 04-8,  The Effect of  Contingently
Convertible  Debt on  Diluted  Earnings  Per  Share.  ("EITF  04-8").  EITF 04-8
addresses a number of issues relating to issued  securities with embedded market price contingent conversion features,  which includes  contingently  convertible preferred  stock,  and the impact on the  calculation of earnings per share on a quarterly  basis.  The EITF is effective for periods  ending after  December 15,
2004.  The  Company  adopted  the  provisions  of this  EITF for the year  ended
December 31, 2004 and it had no impact on the Company's  results of  operations, financial position or liquidity.

In December 2004, the FASB issued  Statement of Financial  Accounting  Standards
No. 123R,  Share-Based  Payment ("SFAS 123(R)").  The statement is a revision of
SFAS No. 123,  Accounting for Stock-Based  Compensation.  SFAS 123(R) supersedes
APB Opinion No. 25,  Accounting  for Stock Issued to Employees,  and its related implementation  guidance. SFAS 123(R), requires that entities recognize the cost of employee services received in exchange for awards of equity instruments (i.e.
stock options) based on the grant-date fair value of those awards. The Statement is effective for the first fiscal year beginning after June 15, 2005. On January
1, 2003,  the Company  adopted the  provisions  of SFAS No. 148  Accounting  for
Stock-Based  Compensation - Transition and Disclosure,  an Amendment to SFAS No.
123  ("SFAS  148").  Effective  on that  date,  the  Company  began  recognizing compensation  cost  related to stock  option  grants.  Based upon the  Company's adoption of SFAS 148,  the Company does not expect the  application  of SFAS No.
123(R)  beginning  January  1, 2006 to have a material  impact on the  Company's results of operations, financial position or liquidity.

                              HOME PROPERTIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

2        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (continued)

In December 2004, the FASB issued SFAS No. 153,  Exchanges of Nonmonetary Assets
- An  amendment  of APB Opinion No. 29 ("SFAS  153").  SFAS 153  eliminates  the exception  from fair value  measurement  for  non-monetary  exchanges of similar productive  assets in  paragraph 21 (b) of APB Opinion No. 29,  "Accounting  for
Nonmonetary  Transactions,"  and  replaces  it  with  a  general  exception  for exchanges that lack commercial substance. SFAS 153 specifies that a non-monetary exchange  has  commercial  substance  if the future cash flows of the entity are expected  to  change  significantly  as a result of the  exchange.  SFAS 153 was effective for our interim periods beginning  July 1,  2005. The adoption of SFAS
153 did not have an effect on our financial position or results of operations.

In March 2005, the FASB issued  Interpretation No. 47 Accounting for Conditional
Asset Retirement  Obligations ("FIN 47"). FIN 47 requires an entity to recognize a liability for a conditional  asset retirement  obligation when incurred if the
liability  can  be  reasonably  estimated.   FIN  47  clarifies  that  the  term
"conditional asset retirement obligation" refers to a legal obligation (pursuant to existing  laws or by  contract)  to perform an asset  retirement  activity in which the timing and/or method of settlement  are  conditional on a future event that may or may not be within the control of the entity.  FIN 47 also  clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset  retirement  obligation.  FIN 47 was  effective  no later than fiscal  years ending after  December  15,  2005.  The Company  adopted FIN 47 as required effective  December 31, 2005 and the initial  application of FIN 47 did not have a material effect on our financial position or results of operations.

In May  2005,  the FASB  issued  SFAS No.  154,  Accounting  Changes  and  Error
Corrections  ("SFAS 154"). SFAS 154 replaces APB No. 20, Accounting  Changes and
SFAS No. 3, Reporting  Accounting  Changes in Interim  Financial  Statements and
establishes  retrospective  application  as the required  method for reporting a change in  accounting  principle.  SFAS 154 provides  guidance  for  determining whether a  retrospective  application  of a change in  accounting  principle  is impracticable  and for  reporting a change  when  retrospective  application  is impracticable.  SFAS 154 is effective for accounting  changes and corrections of errors made in fiscal years  beginning after December 15, 2005. The Company does not believe  that the  adoption  of SFAS 154 will have a material  effect on our financial position and results of operations.

In October 2005, the FASB issued Staff  Position No. 13-1  Accounting for Rental
Costs  Incurred  during a  Construction  Period  ("FSP FAS 13-1").  FSP FAS 13-1
addresses the accounting for rental costs  associated with operating leases that are incurred during the construction  period.  FSP FAS 13-1 makes no distinction between the right to use a leased asset during the  construction  period and the right to use that asset after the construction period.  Therefore,  rental costs associated with ground or building  operating  leases that are incurred during a construction  period shall be recognized as rental  expense,  allocated over the lease term in accordance  with SFAS No. 13 and Technical  Bulletin 85-3. FSP FAS
13-1 is effective for the first  reporting  period  beginning after December 15,
2005. Retrospective application in accordance with SFAS 154 is permitted but not required. The Company does not believe that the application of FSP FAS 13-1 will have a material impact on our financial position or results of operations.

                              HOME PROPERTIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

3        VARIABLE INTEREST ENTITIES

Effective  March 31,  2004,  the Company  adopted FASB  Interpretation  No. 46R,
Consolidation of Variable Interest  Entities,  an interpretation of ARB No. 51 -
Consolidated Financial Statements. The interpretation addresses consolidation by businesses of special purpose entities (variable interest entities,  "VIE"). The
Company  had  made  the  determination  that  all  41 of the  remaining  limited partnerships at the time were Variable Interest Entities.

The  Company  determined  that it was  not  the  primary  beneficiary  in  seven partnerships  syndicated under U.S.  Department of Housing and Urban Development subsidy  programs,  all of which have been sold as of December 31,  2005.  These investments  were  accounted for under the equity method through their sale. The
Company recorded its allocable share of the respective  partnership's  income or loss based on the terms of the agreements.  To the extent it was determined that the LPs could not absorb their share of the losses,  if any, the GP recorded the
LPs share of such losses.  The Company  absorbed  such losses  to the extent the
Company  had  outstanding  loans or  advances  and the  limited  partner  had no remaining capital account.

The Company had further determined that it was the primary  beneficiary in 34 of the VIEs and,  therefore,  consolidated these entities effective March 31, 2004.
In connection  with the adoption of FIN 46R, the Company  recorded a $321 charge of a cumulative  effect,  net of minority  interest,  of a change in  accounting principle  during  the first  quarter of 2004.  This  charge was a result of the negative  capital accounts of minority  interest  partners that were absorbed by the Company. During the first quarter of 2004, prior to the adoption of FIN 46R, the Company  recorded an impairment  charge of $1,654 to reduce the value of the
Company's investment  associated with the VIEs to management's  estimate of fair market value. The impairment charge is classified in the financial statements as
"Impairment of assets held as general partner" of $1,116 and "Equity in earnings
(losses) of  unconsolidated  affiliates"  of ($538).  During  2003,  the Company recorded total impairment charges of $4,410 to reduce the value of the Company's investment  associated  with the VIEs to  management's  estimate  of fair market value.  The  impairment  charge is  classified  in the  financial  statements as
"Impairment of assets held as general partner" of $2,518 and "Equity in earnings
(losses) of  unconsolidated  affiliates" of ($1,892).  Beginning with the second quarter of 2004, the Company consolidated the results of operations of the VIEs.
The  results  of  operations  of 33 of the VIEs  are  included  in  discontinued
operations as of December 31, 2004, as all of the VIEs were  considered held for sale.  During 2005,  the Company  closed on the sale of all but one VIE. The one remaining  VIE  is  not  considered  held  for  sale  and  is  included  in  the
Consolidated  statement of operations  for the years ended December 31, 2005 and
2004. The effect on the  consolidated  balance sheets of including these VIEs as of December  31, 2005 and 2004  includes  Total  assets of $21,300 and  $87,800,
Total  liabilities of $17,900 and $80,600,  and Minority  interest of $3,400 and
$7,500, respectively.

The Company is currently the general partner in the one remaining VIE syndicated using low income  housing tax credits under  Section 42 of the Internal  Revenue
Code. As general partner, the Company manages the day-to-day  operations of this partnership for a management fee. In addition, the Company has certain operating deficit  and tax  credit  guarantees  to its  limited  partner.  The  Company is responsible  to fund  operating  deficits  to the  extent  there are any and can receive operating incentive awards when cash flow reaches certain levels.

Based upon the final contract price established  during final  negotiations with the buyers for 38 of these partnerships,  an additional $4,000 loss was recorded during  2004,  included  in  "gain  on  disposition  of  property"  as  part  of
"Discontinued operations."

                              HOME PROPERTIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

3        VARIABLE INTEREST ENTITIES (Continued)

In December,  2004, the Company recorded an obligation to repurchase the limited partner's  interests in two VIEs in satisfaction of any tax credit guarantees or other  obligations  to that  partner for $5,700,  resulting  in a loss of $5,000 included  in  "gain  on  disposition  of  property"  as  part  of  "Discontinued
operations." The transfer of the partnership interests was effective in January,
2005.  In  connection  with the  Company's  decision to dispose of the  property through a transfer  of deed in lieu of  foreclosure,  the  Company  performed  a valuation  analysis on the underlying real estate,  and as a result,  recorded a
$7,300  impairment of real estate during the first quarter of 2005 to adjust the net book value of the property to the  Company's  estimated  fair market  value.
This impairment is included as part of "Discontinued operations" in "Income from operations." Finally, on September 30, 2005, the deed was transferred to the new mortgage  holder  in lieu  of  foreclosure  resulting  in a gain on sale of real estate of $7,700,  included  in "gain on  disposition  of  property"  as part of
"Discontinued operations."

Additionally, the Company is no longer marketing for sale the one remaining VIE.
Based  upon  the  Company's  estimate  of fair  market  value,  an $800 and $400 investment impairment charge was recorded in the periods ended December 31, 2004 and  2005,  respectively,  for  this  one  remaining  VIE,  included  as part of
"Discontinued operations" in "gain on disposition of property."

4        MORTGAGE NOTES PAYABLE

The Company's mortgage notes payable are summarized as follows:

                                                                    2005             2004
                                                                    ----             ----

Fixed rate mortgage notes payable                             $1,749,127       $1,516,926
Variable rate mortgage notes payable                              92,959          127,796
                                                              ----------       ----------
   Total mortgage notes payable                                1,842,086        1,644,722
Less:  Mortgage notes payable classified as held for sale         73,603           77,637
                                                              ----------       ----------
   Mortgage notes payable - net                               $1,768,483       $1,567,085
                                                              ==========       ==========

Mortgage notes payable  (including  mortgage notes  classified as held for sale)
are collateralized by certain apartment  communities and mature at various dates from 2006 through  2042.  The weighted  average  interest  rate of the Company's
fixed  rate  notes  was  5.95%  and  6.23%  at  December   31,  2005  and  2004,
respectively.  The weighted average interest rate of the Company's variable rate notes and credit  facility (Note 6) was 4.82% and 2.98% at December 31, 2005 and
2004, respectively.

Principal  payments  on the  mortgage  notes  payable  for years  subsequent  to
December 31, 2005 are as follows:

              2006             $  60,848
              2007               184,684
              2008               205,630
              2009                66,249
              2010               289,161
        Thereafter             1,035,514
                              ----------
                              $1,842,086
                              ==========

                              HOME PROPERTIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

4        MORTGAGE NOTES PAYABLE (Continued)

The Company determines the fair value of the mortgage notes payable based on the discounted  future cash flows at a discount rate that approximates the Company's current effective  borrowing rate for comparable loans.  Based on this analysis, the Company has  determined  that the fair value of the mortgage  notes  payable
approximates  $1,890,232  and  $1,704,410,   at  December  31,  2005  and  2004,
respectively.

At December 31, 2005 and 2004,  the  consolidated  mortgage  balance  (including
mortgage  notes  payable   classified  as  held  for  sale)  of  $1,842,086  and
$1,644,722,  respectively,  included  mortgage  notes  payable  related  to  the
Company's affordable limited  partnerships,  consolidated in connection with the
Company's   adoption  of  FIN  46R,  in  the  amount  of  $16,989  and  $77,637, respectively.

Prepayment  penalties of  approximately  $147, $305 and $1,610 were incurred for the years ended  December 31,  2005,  2004 and 2003,  respectively.  For 2005, a prepayment  penalty was incurred in connection with the repayment of a mortgage.
For 2004 the  prepayment  penalties  were incurred in connection  with both debt restructurings  and the  sale  of  property,  whereas  in  2003  the  prepayment penalties were incurred strictly in connection with the sale of property.

During  2005,  repayments  on five debt  instruments  totaled  $29,113  and were refinanced  by six new  borrowings  of $69,197.  In addition,  the Company added additional  financing on seven properties  totaling  $116,537 and repaid debt on four mortgages in the amount of $26,429.  In connection  with the acquisition of seven apartment communities, the Company entered into or assumed new debt in the amount of $190,460.  During 2004,  repayments on three debt instruments totaling
$14,338 were refinanced by three new borrowings of $52,957 and the Company added additional  financing on six properties  totaling $76,853.  Debt totaling $9,561 was  repaid.  Debt in the  amount of  $146,566  was  entered  into or assumed in connection with the acquisition of ten apartment communities.

5        LINE OF CREDIT

As of  December  31,  2005,  the  Company  had an  unsecured  line of  credit of
$140,000. The Company's outstanding balance as of December 31, 2005 was $82,000.
Provided that no event of default under this agreement has occurred, the Company may request on or before September 1, 2007 that the lenders increase the line of credit to an amount not to exceed  $190,000.  The Company has had no occurrences of default as of December 31, 2005.  The line of credit is led by  Manufacturers and Traders  Trust Company ("M&T Bank"),  as  Administrative  Agent,  with three other participants: Citizens Bank of Rhode Island, Chevy Chase Bank, F.S.B., and
Comerica  Bank.  Borrowings  under the line of credit bear interest at .75% over the one-month  LIBOR.  The one-month  LIBOR was 4.38% at December 31, 2005.  The
LIBOR interest rate plus .75% was 5.13% at December 31, 2005.

Increases in interest  rates will raise the  Company's  interest  expense on any outstanding  balances  and as a result  would  affect the  Company's  results of operations and financial  condition.  The line of credit expires on September 1,
2008 and can be extended one year upon satisfaction of certain  conditions.  The
Credit  Agreement  relating  to this  line of credit  requires  the  Company  to
maintain  certain  financial  ratios  and  measurements.   The  Company  was  in
compliance  with  these  financial  covenants  for the  quarterly  period  ended
December 31, 2005.

                             HOME PROPERTIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

5        LINE OF CREDIT (Continued)

As of December 31, 2004 the Company had an unsecured line of credit of $115,000.
The  outstanding  balance  as of  December 31,  2004  was  $58,000.  The  Credit
Agreement  relating  to this line of credit  required  the  Company to  maintain certain financial ratios and measurements. One of these covenants restricted the
Company  from making any  distribution  to its  shareholders  and holders of its
Operating  Partnership  units  if a  distribution,  that  when  added  to  other distributions  paid  during the three  immediately  preceding  fiscal  quarters, exceeded  the  greater  of:  (i) 90% of funds from  operations  and 110% of cash available  for  distribution;  and (ii) the  amount  required  to  maintain  the
Company's  status as a REIT.  Due to the  granting  of  restricted  stock to the retiring  Co-CEO's in the fourth  quarter of 2003,  the Company did not meet the required ratio.  The funds from  operations  payout ratio was 91%, when measured for the calendar years.  Waivers were granted by the participating banks for the excess payout  incurred in 2003, as indicated  above.  The new credit  agreement effective  September 1, 2005 has removed this covenant  completely.  The line of credit has not been used for long-term  financing  but adds a certain  amount of flexibility,  especially in meeting the Company's acquisition goals. Many times, it is easier to  temporarily  finance an  acquisition  or stock  repurchase in a short-term  nature through the line of credit,  with long-term secured financing or other sources of capital replenishing the line of credit availability.

On November 23, 2005,  the Company  executed a Standard Libor Grid Note with M&T
Bank. The note has a maximum  principal  amount of $40,000 with an interest rate at .95% over the one-month  LIBOR.  Proceeds from this demand note were utilized to fund the Company's stock repurchase  program.  The Company had no outstanding balance on the note as of December 31, 2005.

6        MINORITY INTEREST

Minority  interest  in the  Company  relates to the  interest  in the  Operating
Partnership and affordable  limited  partnerships  not owned by Home Properties,
Inc.  Holders of UPREIT  Units may redeem a Unit for one share of the  Company's common  stock  or  cash  equal  to the  fair  market  value  at the  time of the redemption, at the option of the Company.

For  2005  and  2004,  the  effect  of  consolidating  the  affordable   limited
partnership  in  connection  with FIN 46R has been  reflected  in the  change in minority  interest for the year. The changes in minority  interest for the years ended December 31, 2005 and 2004 are as follows:

                                                                                2005            2004
                                                                                ----            ----
Balance, beginning of year                                                  $310,775        $330,544
Issuance of UPREIT Units associated with property acquisitions                55,598          12,104
Adjustment between minority interest and stockholders' equity                (33,856)     (5,630)
Exchange of UPREIT Units for Common Shares                                    (4,010)      (14,106)
Net income                                                                    37,190          18,987
Accumulated other comprehensive loss                                             278             117
Distributions                                                                (39,279)      (38,918)
Effect of consolidating affordable limited partnerships under FIN 46R         (3,427)          7,677
                                                                            --------        --------
Balance, end of year                                                        $323,269        $310,775
                                                                            ========        ========

                              HOME PROPERTIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

7        PREFERRED STOCK AND STOCKHOLDERS' EQUITY

Preferred Stock

In May and June of 2000,  the  Company  privately  placed  600,000  of its 8.75%
Series C convertible  cumulative  preferred stock ("Series C Preferred Shares"),
$100 liquidation  preference per share. This offering  generated net proceeds of approximately  $60,000.  The net  proceeds  were used to fund  acquisitions  and property upgrades. The Series C Preferred shares were convertible at any time by the holder into Common Shares at a conversion  price of $30.25 per Common Share, equivalent  to a  conversion  ratio of 3.3058  Common  Shares for each  Series C
Preferred share (equivalent to 1,983,471 Common shares assuming 100% converted).
The Series C Preferred shares were  non-callable  for five years.  Each Series C
Preferred share received the greater of a quarterly  distribution of $2.1875 per share or the dividend paid on a share of common stock on an as-converted  basis.
The Company also issued 240,000 additional warrants to purchase common shares at a price of $30.25 per share,  expiring  in 2005.  In  January  2003,  holders of
100,000 shares of Series C Preferred  Shares elected to convert those shares for
330,579  shares of common  stock.  On May 8,  2003,  200,000  shares of Series C
Preferred  Shares were converted into 661,157 shares of common stock.  On August
26,  2003,  200,000  shares of Series C  Preferred  Shares were  converted  into
661,157 of common stock.  On November 5, 2003,  the remaining  100,000 shares of
Series C Preferred  Shares elected to convert those shares for 330,579 shares of common stock. On September 9, 2003, 17,780 warrants were exercised, resulting in the  issuance of 17,780  shares of common  stock.  During the fourth  quarter of
2003, the remaining  222,220 common stock warrants were exercised,  resulting in the issuance of 222,220 shares of common stock.  Neither the conversions nor the warrant  exercise had an effect on the  reported  results of  operations.  As of
December 31, 2003, there were no Series C Preferred Shares outstanding.

In June  2000,  the  Company  privately  placed  250,000  of its 8.78%  Series D convertible  cumulative  preferred  stock  ("Series D Preferred  Shares"),  $100 liquidation  preference  per share.  This  offering  generated  net  proceeds of approximately  $25,000.  The net proceeds were used to fund Company acquisitions and property  upgrades.  The Series D Preferred  Shares were  convertible at any time by the holder into Common Shares at a conversion price of $30.00 per Common
Share, equivalent to a conversion ratio of 3.333 Common Shares for each Series D
Preferred  share  (equivalent to 833,333 Common Shares  assuming 100% converted)
and were non-callable for five years. Each Series D Preferred share received the greater of a quarterly  distribution of $2.195 per share or the dividend paid on a share of common stock on an  as-converted  basis. On May 26, 2005, all 250,000 shares of the Series D Preferred  Shares were  converted  into 833,333 shares of
Common stock.  The conversion of the Series D Preferred  Shares to Common Shares
did not have an effect on the reported results of operations. As of December 31,
2005, there were no Series D Preferred Shares outstanding.

In December  2000,  the Company  privately  placed 300,000 of its 8.55% Series E convertible  cumulative  preferred  stock  ("Series E Preferred  Shares"),  $100 liquidation  preference  per share.  This  offering  generated  net  proceeds of
approximately   $30,000.  The  net  proceeds  were  used  to  pay  down  Company borrowings.  The Series E Preferred  Shares were  convertible at any time by the holder  into Common  Shares at a  conversion  price of $31.60 per Common  Share, equivalent  to a  conversion  ratio of 3.1646  Common  Shares for each  Series E
Preferred Share  (equivalent to 949,367 Common Shares assuming 100%  converted).
The Series E Preferred Shares were  non-callable  for five years.  Each Series E
Preferred Share received the greater of a quarterly  distribution of $2.1375 per share or the dividend paid on a share of common stock on an as-converted  basis.
In addition,  the Company issued warrants to purchase 285,000 common shares at a price of $31.60 per share,  expiring in 2005. On August 20, 2002,  63,200 of the
Series E Convertible  Preferred  Shares were  converted  into 200,000  shares of common stock.  On May 6, 2003,  36,800 shares of Series E Preferred  Shares were converted into 116,456 shares of common stock.  On August 26, 2003 the remaining
200,000  shares of Series E Preferred  Shares  were  converted  into  632,911 of common stock. On September 9, 2003, 17,100 warrants were exercised, resulting in the  issuance of 17,100  shares of common  stock.  During the fourth  quarter of
2003, the remaining  267,900 common stock warrants were exercised,  resulting in the

                             HOME PROPERTIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

7        PREFERRED STOCK AND STOCKHOLDERS' EQUITY (Continued)

issuance of 267,900  shares of common  stock.  Neither the  conversions  nor the warrant  exercise had an effect on the  reported  results of  operations.  As of
December 31, 2003, there were no Series E Preferred Shares outstanding.

In March  2002,  the  Company  issued  2,400,000  shares of its  9.00%  Series F
Cumulative  Redeemable  Preferred  Stock ("Series F Preferred  Shares"),  with a
$25.00 liquidation preference per share. This offering generated net proceeds of approximately  $58,000. The net proceeds were used to fund the repurchase of the
Company's  Series  B  preferred  stock,  property  acquisitions,   and  property
upgrades. The Series F Preferred Shares are redeemable by the Company at anytime on or after March 25, 2007 at a redemption  price of $25.00 per share,  plus any accumulated,  accrued and unpaid  dividends.  Each Series F Preferred share will receive an annual  dividend  equal to 9.00% of the  liquidation  preference  per share (equivalent to a fixed annual amount of $2.25 per share).

Common Stock

In 1997, the Company's Board of Directors  approved a stock  repurchase  program under which the Company may repurchase  shares of its  outstanding  common stock and UPREIT Units.  The  shares/units  may be repurchased  through open market or privately negotiated  transactions at the discretion of Company management.  The
Board's  action did not  establish a target  price or a specific  timetable  for repurchase.  At December  31,  2003,  there was  approval  remaining to purchase
3,135,800  shares.  During 2004, the Company  repurchased  1,135,800 shares at a total cost of $47,400.  At December  31, 2004 the Company had  authorization  to repurchase  2,000,000  shares of common  stock and UPREIT  Units under the stock repurchase  program.  On each of February 16, and November 4, 2005, the Board of
Directors approved  2,000,000-share  increases in the stock repurchase  program.
During 2005, the Company  repurchased  2,779,805  additional shares at a cost of
$111,700,  leaving a remaining share  authorization level of 3,220,195 shares as of December 31, 2005.

In January 2006, the Company  repurchased 107,800 additional shares at a cost of
$4,500,  leaving a remaining share authorization level of 3,112,395 shares as of
February 21, 2006.

Dividend Reinvestment Plan

The Company has a Dividend Reinvestment Plan (the "DRIP"). The DRIP provides the stockholders  of the Company an opportunity to  automatically  invest their cash dividends in common stock. In addition,  eligible  participants may make monthly payments or other  voluntary  cash  investments  in shares of common stock.  The maximum  monthly  investment  without  prior  Company  approval is currently $1.
Effective  December  10,  2004,  the  discount  was  reduced  from 2% to 0%.  In addition, in the fourth quarter of 2004 and year ended 2005, the Company has met share demand in the program  through share  repurchase by the transfer  agent in the open market on the  Company's  behalf  instead of new share  issuance.  This removes essentially 100% of the dilution caused by issuing new shares at a price less than the net asset value in an economic and  efficient  manner.  A total of
$18,000 was raised through this program during 2004.

                             HOME PROPERTIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

7        PREFERRED STOCK AND STOCKHOLDERS' EQUITY (Continued)

Dividends

Stockholders  are taxed on  dividends  and must report such  dividends as either ordinary  income,  capital  gains,  or as return of  capital.  The  Company  has declared a $2.53  distribution  per common share (CUSIP  437306103)  and a $2.25 distribution  per Series F preferred  share  (CUSIP  437306509)  during its most recent fiscal year.  Pursuant to Internal  Revenue Code Section 857 (b) (3) (C),
for the years ended December 31, 2005, 2004 and 2003, the Company designates the taxable composition of the following cash distributions to holders of common and preferred shares in the amounts set forth in the tables below:

                              Common                                             Distribution Type
                              ------                                             -----------------
                                                                                               Long-         Unrecap-
                                                   Distribu-     Ordinary        Return         Term            tured
    Declaration        Record       Payable            tions      Taxable            of      Capital        Sec. 1250
          Dates         Dates         Dates        Per Share     Dividend       Capital         Gain             Gain
          -----         -----         -----        ---------     --------       -------         ----             ----

       2/7/2005     2/17/2005     2/28/2005            $0.63       42.95%        55.34%        0.00%            1.71%
       5/6/2005     5/17/2005     5/27/2005            $0.63       42.95%        55.34%        0.00%            1.71%
       8/3/2005     8/15/2005     8/26/2005            $0.63       42.95%        55.34%        0.00%            1.71%
      11/4/2005    11/15/2005    11/25/2005            $0.64       42.95%        55.34%        0.00%            1.71%

                                     TOTALS            $2.53       42.95%        55.34%        0.00%            1.71%

The taxable composition of cash distributions for each common share for 2004 and
2003 is as follows:

                                                                                Distribution Type
                                                                                -----------------
                                                                                              Long-          Unrecap-
                                                  Distribu-      Ordinary       Return         Term             tured
                                                      tions       Taxable           of      Capital         Sec. 1250
           Year                                   Per Share      Dividend      Capital         Gain              Gain
           ----                                   ---------      --------      -------         ----              ----

           2004                                       $2.49        41.83%       55.24%        0.00%             2.93%
           2003                                       $2.45        55.67%       38.12%        0.00%             6.21%

                        Series F Preferred                                       Distribution Type
                        ------------------                                       -----------------
                                                                                               Long-         Unrecap-
                                                   Distribu-     Ordinary        Return         Term            tured
    Declaration        Record       Payable            tions      Taxable            of      Capital        Sec. 1250
          Dates         Dates         Dates        Per Share     Dividend       Capital         Gain             Gain
          -----         -----         -----        ---------     --------       -------         ----             ----

       2/7/2005      2/17/2005     2/28/2005          $0.5625      96.16%           0%           0%             3.84%
       5/6/2005      5/17/2005     5/31/2005          $0.5625      96.16%           0%           0%             3.84%
       8/3/2005      8/15/2005     8/31/2005          $0.5625      96.16%           0%           0%             3.84%
      11/4/2005     11/15/2005    11/30/2005          $0.5625      96.16%           0%           0%             3.84%

                                      TOTALS          $2.2500      96.16%           0%           0%             3.84%

                              HOME PROPERTIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

7        PREFERRED STOCK AND STOCKHOLDERS' EQUITY (Continued)

The taxable  composition of cash distributions for each preferred share for 2004 and 2003 is as follows:

                                                                                Distribution Type
                                                                                -----------------
                                                                                               Long-         Unrecap-
                                                  Distribu-      Ordinary       Return          Term            tured
                                                      tions       Taxable           of       Capital        Sec. 1250
           Year                                   Per Share      Dividend      Capital          Gain             Gain
           ----                                   ---------      --------      -------          ----             ----

           2004                                       $2.25        93.44%        0.00%         0.00%            6.56%
           2003                                       $2.25        89.96%        0.00%         0.00%           10.04%

Total Shares/Units Outstanding

At December 31, 2005, 31,184,256 common shares, and 16,716,724 UPREIT Units were outstanding for a total of 47,900,980 common share equivalents.

In addition, 2,400,000 shares of Series F Cumulative Redeemable Preferred shares were outstanding as of December 31, 2005.

8        STOCK BENEFIT PLAN

The Company has adopted the 1994 Stock  Benefit  Plan,  as amended (the "Plan").
Plan participants include officers, non-employee directors, and key employees of the Company.  The Plan  provided  for the issuance of up to 1,596,000  shares to
officers  and  employees  and  154,000  shares  for  issuance  to   non-employee
directors. Options granted to officers and employees of the Company vest 20% for each  year of  service  until  100%  vested on the  fifth  anniversary.  Certain officers'  options  (264,000) and directors'  options (149,100) vest immediately upon grant.  The exercise price per share for stock options may not be less than
100% of the fair market  value of a share of common  stock on the date the stock option is granted (110% of the fair market value in the case of incentive  stock options  granted to employees  who hold more than 10% of the voting power of the
Company's  common  stock).  Options  granted to directors and employees who hold more than 10% of the voting  power of the Company  expire  after five years from the date of grant.

All other options  expire after ten years from the date of grant.  The Plan also allowed for the grant of stock appreciation  rights and restricted stock awards.
No additional options will be granted under this Plan.

On February 1, 2000, the Company  adopted the 2000 Stock Benefit Plan (the "2000
Plan").  The  2000  Plan  participants  include  directors,  officers,  regional managers  and  on-site  property  managers.  The 2000 Plan  limits the number of shares  issuable  under  the  plan to  2,755,000,  of which  205,000  were to be available for issuance to the non-employee directors. No additional options will be granted under the 2000 Plan.

On May 6, 2003,  the  Company  adopted  the 2003 Stock  Benefit  Plan (the "2003
Plan").  Plan participants  include directors,  officers,  regional managers and on-site  property  managers.  The 2003 Plan limits the number of shares issuable under the plan to  2,859,475,  of which 249,475 are to be available for issuance to the non-employee directors. At December 31, 2005, 1,121,250 and 90,000 common shares were  available for future grant of options or awards under the 2003 plan for  officers and  employees  and  non-employee  directors,  respectively.

                             HOME PROPERTIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

8        STOCK BENEFIT PLAN (Continued)

Details of stock option activity during 2005, 2004, and 2003 are as follows:

                                                                              Weighted Average
                                                                   Number       Exercise Price
                                                               of Options           Per Option
                                                               ----------           ----------

Options outstanding at December 31, 2002                        2,427,353               $30.66
(921,781 shares exercisable at a weighted average price of
     $28.75 per share)

Granted, 2003                                                     678,370               $36.80
Exercised, 2003                                                (255,502)              $28.31
Cancelled, 2003                                                (221,088)              $32.50
                                                                ---------               ------
Options outstanding at December 31, 2003                        2,629,133               $32.32
(1,070,995 shares exercisable at a weighted average price of
     $29.74 per share)

Granted, 2004                                                     607,160               $38.75
Exercised, 2004                                                (605,053)              $29.47
Cancelled, 2004                                                (177,524)              $34.63
                                                                ---------               ------
Options outstanding at December 31, 2004                        2,453,716               $34.41
(959,292 shares exercisable at a weighted average price of
     $31.55 per share)

Granted, 2005                                                     556,600               $41.93
Exercised                                                      (225,605)              $31.16
Cancelled                                                      (122,130)              $36.09
                                                                ---------               ------
Options outstanding at December 31,2005                         2,662,581               $36.18
                                                                =========               ======
(1,173,605 shares exercisable at a weighted average price of
     $33.02 per share)

                              HOME PROPERTIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

8        STOCK BENEFIT PLAN (Continued)

The following table summarizes information about options outstanding at December
31, 2005:

                            Weighted        Weighted
                             Average         Average         Weighted Average
                           Remaining      Fair Value          Exercise Price                            Exercise
   Year         Number   Contractual   of Options on          --------------             Number      Price Range
Granted    Outstanding          Life      Grant Date    Outstanding   Exercisable   Exercisable       Per Option
-------    -----------          ----      ----------    -----------   -----------   -----------       ----------

   1996          2,501          0.32           $1.15        $19.600       $19.600         2,501    $19.00-$20.50
   1997          3,500          1.83           $1.55         26.500        26.500         3,500           $26.50
   1998          8,280          2.67           $1.32         25.125        25.125         8,280          $25.125
   1999         52,872          3.67           $1.57         27.125        27.125        52,872          $27.125
   2000        168,574          4.67           $1.88         31.375        31.375       168,814          $31.375
   2001        401,835          5.45           $1.63         29.286        29.092       329,203    $27.01-$31.60
   2002        430,884          6.55           $1.96         34.796        34.877       284,668    $32.20-$36.03
   2003        509,515          7.55           $1.79         36.780        36.779       202,975    $36.28-$36.85
   2004        538,120          8.56           $3.33         38.743        38.748       114,792    $37.91-$38.83
   2005        546,500          9.33           $3.52         41.931       $41.950         6,000    $40.45-$41.95
             ---------          ----           -----        -------       -------     ---------    ------ ------
 Totals      2,662,581          7.35           $2.46        $36.182       $33.019     1,173,605    $19.00-$41.95
             =========          ====           =====        =======       =======     =========    ====== ======

In 2005,  2004 and 2003,  the  Company  granted a total of  57,375,  65,932  and
198,420   shares  of  restricted   stock  to  both   employees  and   directors,
respectively.  The director  grants  included above for 2005, 2004 and 2003 were
7,875, 3,600 and 2,700 shares,  respectively.  All the director shares vest 100%
on the fifth  anniversary  of the date of grant.  All of the  49,500  and 62,332 shares of restricted  stock  granted to key employees  during 2005 and 2004 vest
25% on each  anniversary  of the date of grant for a period of four  years.  For
65,850 of the shares of restricted  stock granted to key employees  during 2003, the shares vest 100% on the fifth anniversary of the date of grant. In addition, in the fourth  quarter of 2003,  $5,000 of  restricted  stock was granted to the
Leenhoutses  (129,870 shares at $37.75 per share). The total amount of the grant was  expensed in the fourth  quarter of 2003 as it was part of their  retirement award and was fully earned at that date.  The  restrictions  on this  restricted stock  granted to the  Leenhoutses  vests 20% on each  anniversary  of the grant date.  The  restricted  shares  were  granted  during  2005,  2004 and 2003 at a weighted  average  price of $41.47,  $40.10 and $35.64 per share,  respectively.
Total compensation cost recorded for the years ended December 31, 2005, 2004 and
2003  for  the  restricted  share  grants  was  $1,557,   $1,171,   and  $5,537,
respectively. The restricted stock outstanding at December 31, 2005 and 2004 was
277,822 and 267,928 shares, respectively.

In January 2003,  the Company  adopted the fair value method of recording  stock compensation  awards in  accordance  with SFAS 148  Accounting  for Stock  Based
Compensation  - An  Amendment  of SFAS  123  ("SFAS  148")  using  the  Modified
Prospective approach of adoption as outlined in the pronouncement. In 2005, 2004 and 2003, the Company recognized $872, $948 and $804 in stock compensation costs related to its outstanding stock options.

9        SEGMENT REPORTING

The Company is engaged in the ownership and management of market rate  apartment  communities.  Each apartment  community is considered a separate  operating  segment.  Each segment on a stand alone basis is less than 10% of the  revenues,  profit or loss,  and assets of the combined  reported  operating  segments and meets all of the  aggregation  criteria under SFAS No. 131. The operating  segments are aggregated as Core and Non-core properties.

                              HOME PROPERTIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

9        SEGMENT REPORTING (Continued)

Non-segment  revenue to reconcile  total  revenue  consists of interest and dividend  income and other  income.  Non-segment  assets to reconcile to total assets  include cash and cash  equivalents,  cash in escrows, accounts receivable, prepaid expenses, deferred
charges, other assets and other assets held for sale.

Core properties  consist of all apartment  communities owned throughout 2004 and
2005 where  comparable  operating  results are  available.  Therefore,  the Core
Properties  represent   communities  owned  as  of  January  1,  2004.  Non-core
properties consist of apartment  communities acquired during 2004 and 2005, such that full year comparable operating results are not available. In addition, core properties does not include assets held for sale as of  December 31,  2005, 2004 and 2003.

The  Company  assesses  and  measures  segment  operating  results  based  on  a performance measure referred to as net operating income. Net operating income is defined as total revenues less operating and maintenance expenses.

The accounting policies of the segments are the same as those described in Notes
1 and 2.

                              HOME PROPERTIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

9        SEGMENT REPORTING (Continued)

The  revenues,  net  operating  income,  and assets  for each of the  reportable segments are summarized as follows for the years ended December 31, 2005,  2004, and 2003.

                                                                         2005             2004              2003
                                                                         ----             ----              ----
Revenues
Apartments owned
    Core properties                                                  $396,722          $384,098         $364,889
    Non-core properties                                                43,534            21,869                -
Reconciling items                                                       2,604             3,263            4,942
                                                                     --------          --------         --------
Total Revenue                                                        $442,860          $409,230         $369,831
                                                                     ========          ========         ========
Net operating income
Apartments owned
    Core properties                                                  $220,383          $214,144         $206,149
    Non-core properties                                                21,386            10,996                -
Reconciling items                                                       2,604             3,263            4,942
                                                                     --------          --------         --------
Combined segment net operating income                                 244,373           228,403          211,091

General & administrative expenses                                     (19,652)          (23,978)         (22,607)
Interest expense                                                      (97,898)          (83,078)         (75,926)
Depreciation and amortization                                         (90,111)          (79,565)         (66,186)
Impairment of assets held as General Partner                             (400)           (1,116)          (2,518)
Equity in earnings (losses) of unconsolidated affiliates                    -              (538)          (1,892)
Minority interest in limited partnership                                    -               441                -
Minority interest in operating partnership                             (9,905)          (10,591)         (10,867)
                                                                     --------          --------         --------
Income from continuing operations                                    $ 26,407          $ 29,978         $ 31,095
                                                                     ========          ========         ========

Assets
------
Apartments owned
    Core properties           $2,082,413  $2,082,312
    Held for sale properties     223,938      78,711
    Non-core properties          578,200     556,959
Reconciling items                 93,319      98,814
                              ----------  ----------
Total Assets                  $2,977,870  $2,816,796
                              ==========  ==========

                              HOME PROPERTIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

10       DERIVATIVE FINANCIAL INSTRUMENTS

The  Company  has  entered  into  interest  rate swaps to  minimize  significant unplanned  fluctuations in earnings that are caused by interest rate volatility.
The  Company  does not utilize  these  arrangements  for trading or  speculative purposes.  The principal  risk to the Company  through its interest rate hedging strategy is the potential inability of the financial institutions from which the interest rate  protection  was purchased to cover all of their  obligations.  To mitigate  this  exposure,  the Company  purchases  its interest  rate swaps from either the institution that holds the debt or from  institutions  with a minimum
A- credit rating.

All derivatives,  which have  historically  been limited to interest rates swaps designated  as cash flow hedges,  are  recognized  on the balance sheet at their fair value.  On the date that the Company  enters into an interest rate swap, it designates the  derivative as a hedge of the  variability of cash flows that are to be received or paid in connection with a recognized liability.  To the extent effective,  subsequent changes in the fair value of a derivative designated as a cash flow hedge are recorded in other comprehensive  income,  until earnings are affected by the variability of cash flows of the hedged  transaction.  Any hedge ineffectiveness  will  be  reported  in  interest  expense  in the  consolidated statement of operations.

The Company formally documents all relationships between hedging instruments and hedged  items,  as  well  as its  risk-management  objective  and  strategy  for undertaking various hedge  transactions.  The Company formally assesses (both at the hedge's  inception and on an ongoing basis) whether the derivatives that are used in hedging transactions have been highly effective in offsetting changes in the cash flows of the hedged items and whether those derivatives may be expected to remain highly  effective in future  periods.  Should it be determined  that a derivative is not (or has ceased to be) highly effective as a hedge, the Company will discontinue hedge accounting prospectively.

The Company has four interest rate swaps that effectively  convert variable rate debt to fixed rate debt. The notional amount  amortizes in conjunction  with the principal payments of the hedged items. The terms as follows:

   Original
Notional Amount    Fixed Interest Rate    Variable Interest Rate   Maturity Date
---------------    -------------------    ----------------------   -------------
$16,384,396               5.35%                LIBOR + 1.50%       June 25, 2007

$10,000,000               5.39%                LIBOR + 1.50%       June 25, 2007

 $3,000,000               8.22%                LIBOR + 1.40%       June 25, 2007

 $4,625,000               8.40%                LIBOR + 1.40%       June 25, 2007

On January 1, 2001, the Company adopted SFAS No. 133,  Accounting for Derivative
Instruments  and Hedging  Activities  ("SFAS  131").  At that time,  the Company designated all of its interest rate swaps as cash flow hedges in accordance with the  requirements  of SFAS 133.  The aggregate fair value of the  derivatives on
January 1, 2001 was $583, prior to the allocation of minority interest,  and was recorded  as a liability  on the  consolidated  balance  sheet with an offset to other comprehensive  income representing the cumulative effect of the transition adjustment pursuant to the provisions of Accounting Principles Board Opinion No.
20, Accounting Changes.

                             HOME PROPERTIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

10       DERIVATIVE FINANCIAL INSTRUMENTS (Continued)

As of December 31, 2005, the aggregate fair value of the Company's interest rate swaps was $186 prior to the allocation of minority interest,  and is included in accrued expenses and other liabilities in the consolidated  balance sheets.  For the twelve  months  ending  December  31,  2005,  as the  critical  terms of the interest  rate swaps and the hedged items are the same, no  ineffectiveness  was recorded in the  consolidated  statements of  operations.  All components of the interest rate swaps were included in the assessment of hedge effectiveness.  The
Company  expects  that within the next  twelve  months it will  reclassify  as a charge to earnings $123,  prior to the allocation of minority  interest,  of the amount recorded in accumulated other comprehensive income. The fair value of the interest  rate swaps is based upon the  estimate of amounts  the  Company  would receive or pay to terminate the contract at the reporting  date and is estimated using interest rate market pricing models.

11       TRANSACTIONS WITH AFFILIATES

The Company and the Management Companies  recognized  management and development fee revenue,  interest  income and other  miscellaneous  income from  affiliated entities of $190,  $696, and $3,679 for the years ended December 31, 2005, 2004, and 2003, respectively. The Company had accounts receivable outstanding due from affiliated  entities of $157, $12 and $162 at December 31,  2005, 2004 and 2003,
respectively.

On January 1, 2004, the Company sold certain  assets of its commercial  property management  division to  Home Leasing,  LLC, which is owned by Nelson and Norman
Leenhouts.  This division managed approximately 2.2 million square feet of gross leasable area, as well as certain planned  communities.  The initial amount paid was $82. In  addition,  the Company is entitled to receive a  percentage  of the management fee received by Home Leasing in connection with the management of one of the commercial  properties for a period not to exceed 36 months. The expected monthly fee as outlined in the contract is approximately  $3.4, or $40 per year.
If Home Leasing continues to manage the property for three years, the Company is expected to receive total additional  deferred  purchase price of $135, of which
$40 has been received for the year ended December 31, 2005. The cumulative  gain recognized on the sale of these assets through December 31, 2005 amounts to $64.
If the  management of this property is retained for the entire three years,  the
Company  expects  to receive an  additional  $40 for the period  January 1, 2006 through January 1, 2007. The gain on sale would then be approximately $104.

On March 2, 2004, the Company  acquired  Wellington Trace Apartments for $27,100 from an entity owned in part by an individual who subsequently became one of the
Company's directors.

The Company  leases its  corporate  office  space from an  affiliate.  The lease requires an annual base rent of $895 for the years ended 2006 through 2009.  The lease  also  requires  the  Company  to  pay  a pro  rata  portion  of  property improvements,  real estate taxes and common area maintenance. Rental expense was
$1,693,  $1,694,  and $1,609 for the years ended  December 31,  2005,  2004, and
2003, respectively.

During 2004, the loan balances aggregating $315,  outstanding as of December 31,
2003, under the officer and director share purchase program were repaid in full.
On August 5, 2002, the Board of Directors of the Company  prohibited any further loans to officers and directors in  accordance  with the  Sarbanes-Oxley  Act of
2002.

                              HOME PROPERTIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

12       COMMITMENTS AND CONTINGENCIES

Property Lease

On  December 1, 2004 the Company  entered in to a lease  agreement  with a third party  owner to manage the  operations  of one of their  communities  with 1,387 apartment  units.  The lease has a term of five years, but after two years (from the 24th month to the 36th month),  the owner may require the Company to buy the property.  From the 36th month to the end of the lease term, the Company has the right to  require  the  owner to sell the  property  to the  Company.  It is the
Company's expectation that closing on the acquisition of the property will occur no later  than 36 months  after the  commencement  of the lease.  The  estimated future acquisition price of the property is $141,000.  The agreement required an initial  deposit of $5,000,  a deposit  in 2005 of  $1,230,  with an  additional
$1,000  estimated  deposit   requirement  during  2006,   representing   capital
improvements  paid by the owner.  The net  operating  income of the property (as defined  in the  lease  agreement)  is  remitted  back to the owner as rent on a monthly  basis.  In exchange  for  services,  the Company is entitled to receive monthly;  a management  fee equal to 5% of Collected  Income,  as defined in the lease,  an  incentive  fee of $25,  and  interest  payments  equal to 3%  annual interest  on the  outstanding  deposit.  Including  interest,  the total  income recognized  by the  Company  amounted  to $1,278  and $98,  for the years  ended
December 31, 2005 and 2004, respectively.

Ground Lease

The  Company  has a  non-cancelable  operating  ground  lease  for  one  of  its properties.  The lease expires May 1,  2020,  with options to extend the term of the lease for two successive terms of twenty-five years each. The lease provides for contingent rental payments based on certain variable factors. The lease also requires  the  Company to pay real estate  taxes,  insurance  and certain  other operating expenses  applicable to the leased property.  Ground lease expense was
$210,  $226, and $219,  including  contingent rents of $140, $156, and $149, for the years ended December 31,  2005, 2004 and 2003, respectively. At December 31,
2005,  future minimum rental payments  required under the lease are $70 per year until the lease expires.

401(k) Savings Plan

The Company  sponsors a contributory  savings plan.  Under the plan, the Company will  match  75% of the  first 4% of  participant  contributions.  The  matching expense under this plan was $802,  $690, and $1,010 for the years ended December
31, 2005, 2004 and 2003, respectively.

Incentive Compensation Plan

In 2005, the Incentive Compensation Plan provided that eligible officers and key employees  may earn a cash  bonus  based  upon  two  performance  measures:  the percentage of growth in the  Company's  funds from  operations  ("FFO") on a per share/unit  diluted basis from the previous year and the percentage of growth in same store net  operating  income from the previous year as compared to industry peers.  In 2004 and 2003,  the  performance  measure was based on the percentage growth in the  Company's  FFO per  share/unit  on the diluted  basis as compared against the industry average growth. The bonus expense charged to operations was
$2,582, $3,414, and $1,729 for the years ended December 31, 2005, 2004 and 2003, respectively.

                              HOME PROPERTIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

12       COMMITMENTS AND CONTINGENCIES (Continued)

Contingencies

In 2001,  the Company  underwent a state capital stock tax audit.  The state had assessed  taxes of $469 for the 1998 and  1999 tax  years  under  audit.  If the state's  position was applied to all tax years  through  December 31, 2001,  the assessment would be $1,300. At the time, the Company believed the assessment and the  state's  underlying  position  were  neither  supportable  by the  law  nor consistent with previously provided  interpretative  guidance from the office of the State  Secretary of Revenue.  After two  subsequent  enactments by the state legislation  during 2002  affecting the  pertinent tax statute,  the Company was advised by outside tax counsel  that its filing  position for  1998-2001  should prevail.  During December 2003, the state's  governor signed  legislation  which included the REIT tax provisions. Based upon this, Company's tax counsel expects that the  outstanding  litigation  should now be able to be resolved.  Effective
January 1, 2003, the Company reorganized the ownership of Home Properties Trust, which should subject the Company to a much lower level of tax going forward.  In
September  2004,  the  Company  settled the 1998 year under audit for a total of
$39, including  interest.  During the first quarter of 2005, the Company filed a protest  with the  State  Commonwealth  Court  concerning  the  1999  tax  year.
Settlement  discussions  have occurred  during the third and fourth  quarters of
2005 for the open years  1999-2001.  The Company has made a settlement offer for the 1999, 2000 and 2001 tax years which, if accepted,  would result in a payment of $160.  The  Company  believes,  and has been  advised by  counsel,  that this settlement  should be  acceptable  to the  Department of Revenue and is awaiting final approval of the offer. The Company has accrued $160 at December 31, 2005.

During  April,  2004,  the Company  finalized  negotiations  with New York State settling a sales and use tax audit  covering the period June 1, 1999 through May
31,  2002.  The total cost to the  Company as a result of the audit  amounted to
$861.  This was included in the first quarter 2004 results and allocated $448 to expense and $413 capitalized to real estate assets for improvements.

As a result of this  audit,  during the  second  quarter  of 2004,  the  Company examined  its sales  and use tax  compliance  in the  other  states in which the
Company operates.  Based upon its internal  analysis,  the Company estimated its liability as of June 30, 2004 in those states where it found  non-compliance  of
$1,712.  This was included in the second  quarter of 2004 results and  allocated
$761 to expense and $951 capitalized to real estate assets for improvements. The liability recorded relates to the period beginning on the later of: (i) the date the Company first purchased property in the applicable state; or (ii) January 1,
1997 and  ending on June 30,  2004.  In  addition,  the  Company  increased  the liability  for  sales  tax  exposure  by $68  for  the  six-month  period  ended
December 31,  2004.  The  Company  had  filed  Voluntary  Disclosure  Agreements
("VDAs")  with the four  states  where it had  significant  financial  exposure.
During the first six months of 2005,  the Company  signed VDAs with these states limiting  the VDA filing  period  back to January 1, 2001,  and the  Company has satisfied all financial obligations under the VDAs. For the three- and six-month periods  ended June 30,  2005,  the  Company  has  recorded  adjustments  to the liability for both the effects of signing the VDAs as well as for the results of the  Company's  additional  testing for the first six months.  The net impact of these adjustments resulted in a decrease in real estate assets of $175, interest expense of $115 and operating expenses of $108 for a net decrease to the accrued liability  of $398.  During the third  quarter of 2005,  the  Company  finalized negotiations  with New York State settling a sales tax audit covering the period
June 1, 2002 through  November  30,  2004.  The  settlement  was not  materially different from what had been accrued.  The result of the recent  payments on the
VDAs and this New York State audit is that the sales tax accrual  which had been over $1,712 (as referenced above) has been fully paid as of December 31, 2005.

In  connection  with  various  UPREIT  transactions,  the  Company has agreed to maintain  certain  levels  of  nonrecourse  debt for a  period  of 5 to 10 years associated with the contributed properties acquired. In addition, the Company is restricted  in its ability to sell certain  contributed  properties  (47% of the owned  portfolio)  for a period of 5 to 15 years  except  through a tax deferred
Internal Revenue Code Section 1031 like-kind exchange.

                             HOME PROPERTIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

12       COMMITMENTS AND CONTINGENCIES (Continued)

Debt Covenants

The line of credit  loan  agreement  contains  restrictions  which,  among other things, require maintenance of certain financial ratios (See Note 5).

In connection with the issuance of the Series F Preferred  Stock, the Company is required to maintain for each fiscal  quarterly  period a fixed charge  coverage ratio, as defined in the Series F Cumulative  Redeemable Preferred Stock Article
Supplementary,  of 1.75 to 1.0. For the fiscal quarterly  periods ended December
31, 2005, the Company maintained the required fixed charge coverage ratio.

Guarantees

As of December 31, 2005, the Company,  through its general partnership  interest in an affordable  property  limited  partnership,  has guaranteed the Low Income
Housing Tax Credits to limited partners  totaling  approximately  $3,000.  As of
December 31, 2005,  there were no known conditions that would make such payments necessary  relating to these  guarantees.  In addition,  the Company,  acting as general  partner in this  partnership,  is  obligated  to advance  funds to meet partnership operating deficits.

Executive Retention Plan

Effective February 2, 1999, the Executive  Retention Plan provides for severance benefits and other compensation to be received by certain employees in the event of a change in control of the  Company  and a  subsequent  termination  of their employment without cause or voluntarily with good cause.

                             HOME PROPERTIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

13       PROPERTY ACQUISITIONS

For the years ended December 31, 2005,  2004, and 2003, the Company has acquired the communities listed below (see Note15):

                                                                                                               Cost of
                                                             Date          Year     Number       Cost of   Acquisition
Apartment Community                Market Area           Acquired   Constructed   of Units   Acquisition      Per Unit
-------------------                -----------           --------   -----------   --------   -----------      --------
Stone Ends                         Boston                 2/12/03          1972        280     $  34,028          $121
Falkland Chase                     Northern VA            9/10/03          1937        450     $  58,942          $131
Chatham Hill                       New Jersey             1/30/04          1967        308     $  48,215          $157
Northwood                          New Jersey             1/30/04          1965        134     $  15,186          $113
Fairmount (a)                      New Jersey             1/30/04          1943         54     $   2,256          $ 42
Kensington (a)                     New Jersey             1/30/04          1943         38     $   1,843          $ 49
Wellington Trace                   Northern VA             3/2/04          2002        240     $  27,134          $113
Village at Marshfield              Boston                 3/17/04          1972        276     $  31,695          $115
Woodleaf                           Northern VA            3/19/04          1985        228     $  20,672          $ 91
The Hamptons                       Southeast Florida       7/7/04     1986-1987        668     $  56,395          $ 84
Vinings                            Southeast Florida       7/7/04          1989        168     $  13,986          $ 83
Regency Club                       New Jersey             9/24/04          1974        372     $  37,610          $101
Ridgeview at Wakefield Valley      Baltimore              1/13/05          1988        204     $  19,407          $ 96
Hackensack Gardens                 New Jersey              3/1/05          1948        198     $  13,292          $ 65
Barrington Gardens                 New Jersey              3/1/05          1973        148     $   7,444          $ 50
Sayville Commons                   Long Island            7/15/05     2001-2003        342     $  63,384          $186
The Brooke at Peachtree            Philadelphia           8/15/05     1986-1989        146     $  16,137          $110
Peppertree Farm                    Northern VA           12/28/05     1972-1978        881     $  96,322          $110
Cinnamon Run                       Northern VA           12/28/05     1979-1982        511     $  67,377          $133

(a)  Property was disposed on April 5, 2006.

14       DISCONTINUED OPERATIONS

The  Company  adopted  the  provisions  of  SFAS  No.  144,  Accounting  for the
Impairment or Disposal of Long-Lived  Assets ("SFAS 144"),  effective January 1,
2002.  This  standard  addresses  financial  accounting  and  reporting  for the impairment  or  disposal  of  long-lived  assets.  It  also  retains  the  basic provisions for presenting  discontinued  operations in the income  statement but broadened the scope to include a component of an entity rather than a segment of a business.  Pursuant to the definition of a component of an entity in SFAS 144, assuming no  significant  continuing  involvement  by the former owner after the sale,  the sale of an  apartment  community  is now  considered  a  discontinued
operation.  In addition,  apartment communities  classified as held for sale are also considered a discontinued operation. The Company generally considers assets to be held for sale when all significant  contingencies  surrounding the closing have been  resolved,  which  often  corresponds  with the actual  closing  date.
However,  the Company has classified as held for sale an entire region portfolio
(Detroit) of 19 apartment  communities  containing  5,046 apartment  units.  The
Company has announced its intention to sell the portfolio and has met all of the requirements  under  SFAS 144.  Properties  classified  in this  manner  through
December  31,  2005,  as  discussed  below,  were  reclassified  as  such in the accompanying  Consolidated  Statements of Operations for each of the three years ended December 31, 2005.

Included in discontinued  operations for the three years ended December 31, 2005 are the  operating  results,  net of  minority  interest,  of sixteen  apartment community  dispositions  (four sold in 2005, five sold in 2004 and seven sold in
2003). In addition, discontinued operations for the year ended December 31, 2005 includes  the  operating  results  of four VIEs sold  during  2005 and  nineteen apartment communities held for sale as of December 31, 2005. For purposes of the discontinued operations presentation, the Company only includes interest expense associated  with  specific  mortgage  indebtedness  of the  properties  that are considered discontinued operations.

                             HOME PROPERTIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

14       DISCONTINUED OPERATIONS (Continued)

On April 5, 2006, the Company  disposed of two properties  acquired during 2004.
The results of these two properties are reflected in discontinued operations for the years ended December 31, 2005 and 2004 and classified as held for sale as of
December 31, 2005.

The operating  results of discontinued  operations are summarized as follows for the years ended December 31, 2005, 2004, and 2003:

                                                                                   2005           2004          2003
                                                                                   ----           ----          ----
Revenues:
   Rental Income                                                                $53,697        $76,304       $71,160
   Property other income                                                          3,406          3,675         3,313
                                                                                -------         ------        ------
Total Revenues                                                                   57,103         79,979        74,473
                                                                                -------         ------        ------
   Operating and Maintenance                                                     30,574         41,548        36,252
   Interest expense                                                               7,495         13,518        11,970
   Depreciation and amortization                                                 10,004         15,664        13,230
   Impairment of real property                                                    7,325          1,100           423
                                                                                -------         ------        ------
Total Expenses                                                                   55,398         71,830        61,875
                                                                                -------         ------        ------
Income from discontinued operations before minority interest and gain
   on disposition of property                                                     1,705          8,149        12,598
Minority interest in limited partnerships                                           (23)           833             -
Minority interest in operating partnerships                                        (552)        (2,967)       (4,485)
                                                                                -------         ------        ------
Income from discontinued operations                                             $ 1,130         $6,015        $8,113
                                                                                =======         ======        ======

The table below  provides a more  detailed  presentation  of the  components  of discontinued operations for year-ended December 31, 2005.

                                                                                  Owned
                                                                            Communities           VIEs         Total
                                                                            -----------           ----         -----
Revenues:
         Rental Income                                                          $50,483         $3,214       $53,697
         Property other income                                                    3,265            141         3,406
                                                                                -------         ------        ------
Total Revenues                                                                   53,748          3,355        57,103
                                                                                -------         ------        ------
Expenses:
         Operating and Maintenance                                               27,953          2,621        30,574
         Interest expense                                                         7,484             11         7,495
         Depreciation and amortization                                           10,004              -        10,004
         Impairment of real property                                                  -          7,325         7,325
                                                                                -------         ------        ------
Total Expenses                                                                   45,441          9,957        55,398
                                                                                -------         ------        ------
Income (loss) from discontinued operations before minority interest and
   gain on disposition of property                                                8,307         (6,602)        1,705
Minority interest in limited partnerships                                             -            (23)          (23)
Minority interest in operating partnerships
                                                                                 (2,745)         2,193          (552)
                                                                                -------         ------        ------
Income (loss) from discontinued operations                                     $  5,562        $(4,432)      $ 1,130
                                                                               ========        =======       =======

                             HOME PROPERTIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

14       DISCONTINUED OPERATIONS (Continued)

The table below  provides a more  detailed  presentation  of the  components  of discontinued operations for year-ended December 31, 2004.

                                                                                  Owned
                                                                            Communities           VIEs         Total
                                                                            -----------           ----         -----
Revenues:
         Rental Income                                                          $63,911        $12,393       $76,304
         Property other income                                                    3,393            282         3,675
                                                                                -------         ------        ------
Total Revenues                                                                   67,304         12,675        79,979
                                                                                -------         ------        ------
Expenses:
         Operating and Maintenance                                               32,263          9,285        41,548
         Interest expense                                                        10,437          3,081        13,518
         Depreciation and amortization                                           13,111          2,553        15,664
         Impairment of real property                                              1,100              -         1,100
                                                                                -------         ------        ------
Total Expenses                                                                   56,911         14,919        71,830
                                                                                -------         ------        ------
Income (loss) from discontinued operations before minority interest and
    gain on disposition of property                                              10,393         (2,244)        8,149
Minority interest in limited partnerships                                             -            833           833
Minority interest in operating partnerships                                      (3,364)           397        (2,967)
                                                                                -------         ------        ------
Income (loss) from discontinued operations                                      $ 7,029        $(1,014)      $ 6,015
                                                                                =======        =======       =======

The results of  discontinued  operations in the table above have been  presented for the  years  ended  December  31,  2005 and 2004  only,  as the  discontinued
operations for 2003 solely represents the results from owned communities.

The major  classes of assets and  liabilities  held for sale as of  December 31,
2005 and 2004 were as follows:

                                                        2005               2004
                                                        ----               ----
Real estate:
  Land                                              $ 28,372           $  6,776
  Buildings, improvements and equipment              249,999            107,530
                                                    --------            -------
                                                     278,371            114,306
  Less:  accumulated depreciation                    (54,433)           (35,595)
                                                    --------            -------
    Real estate held for sale or disposal, net       223,938             78,711
                                                    --------            -------
Other assets:
  Cash in escrows                                        434              4,355
  Accounts receivable                                    664                466
  Prepaid expenses and other assets                    2,951                184
  Deferred charges                                         -              3,860
                                                    --------            -------
    Other assets held for sale                         4,049              8,865
                                                    --------            -------
Liabilities:
  Mortgage notes payable                              73,603             77,637
  Accounts payable                                         -                543
  Accrued expenses and other liabilities                 431              1,893
  Security deposits                                    1,318                533
                                                    --------            -------
    Liabilities held for sale                         75,352             80,606
                                                    --------            -------
    Net assets held for sale                        $152,635            $ 6,970
                                                    ========            =======

                              HOME PROPERTIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

15       PROFORMA CONDENSED FINANCIAL INFORMATION

The Company acquired seven apartment  communities ("2005 Acquired  Communities")
with  a  combined  2,430  units  in  six  unrelated   transactions   during  the
twelve-month  period ended December 31, 2005. The total combined  purchase price
(including  closing costs) of $283,400 equates to  approximately  $117 per unit.
Consideration for the communities was funded through the assumption or placement of new debt of $184,300 of debt,  $43,500 from the Company's  line of credit and
$55,600 of UPREIT Units.

The following  unaudited  proforma  information was prepared as if: (i) the 2005 transactions  related  to the  acquisition  of the "2005  Acquired  Communities"
occurred as of the  beginning  of each  period,  and (ii) the 2004  transactions related  to  the  acquisition  of ten  apartment  communities  in  six  separate transactions  had  occurred as of the  beginning  of each  period.  The proforma financial  information  is based  upon  the  historical  consolidated  financial statements and is not necessarily  indicative of the consolidated  results which actually would have occurred if the transactions had been consummated at January
1, 2003 or 2004,  nor does it purport to represent the results of operations for future  periods.  Adjustments to the proforma  condensed  combined  statement of operations for the twelve months ended December 31, 2005, 2004, and 2003 consist
principally  of  providing  net  operating  activity  and  recording   interest,
depreciation  and  amortization  from January 1, 2003 or 2004 to the acquisition date as appropriate.

                                                                                                 Proforma (i)
                                                                                              For the years ended
                                                                                           December 31, (unaudited)
                                                                                           ------------------------
                                                                                                2005           2004
                                                                                                ----           ----
Total revenues                                                                              $464,145       $448,519
Net income available to common shareholders before cumulative effect of change in
    accounting principle                                                                      20,152         23,044
Net income available to common shareholders                                                   20,152         22,723
Per common share data:
Net income available to common shareholders before cumulative effect of change in accounting principle
Basic                                                                                          $0.63          $0.70
Diluted                                                                                        $0.62          $0.69
Net income available to common shareholders:
Basic                                                                                          $0.63          $0.69
Diluted                                                                                        $0.62          $0.68
Weighted average numbers of shares outstanding:
Basic                                                                                     31,962.082     32,911.945
                                                                                          ==========     ==========
Diluted                                                                                   32,328.105     33,314.038
                                                                                          ==========     ==========

                                                                                                 Proforma (ii)
                                                                                              For the years ended
                                                                                           December 31, (unaudited)
                                                                                           ------------------------
                                                                                                2004           2003
                                                                                                ----           ----
Total revenues                                                                              $419,477       $395,353
Net income available to common shareholders                                                   22,762         22,016
Per common share data:
Net income available to common shareholders:
   Basic                                                                                       $0.69          $0.75
   Diluted                                                                                     $0.68          $0.74
Weighted average numbers of shares outstanding:
Basic                                                                                     32,911.945     29,208.242
                                                                                          ==========     ==========
Diluted                                                                                   33,314.038     29,575.660
                                                                                          ==========     ==========

                              HOME PROPERTIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

16       SUPPLEMENTAL CASH FLOW DISCLOSURES

Supplemental  cash flow  information  including non cash financing and investing activities for the years ended December 31, 2005, 2004, and 2003 are as follows:

                                                                                     2005          2004         2003
                                                                                     ----          ----         ----
Cash paid for interest                                                          $ 104,674     $  92,150    $  85,895
Mortgage loans assumed associated with property acquisitions                        7,916        90,568       25,239
Issuance of UPREIT Units associated with property and other acquisitions           55,598        12,105        4,806
Increase in real estate associated with the purchase of UPREIT Units                5,220        12,470        5,600
Exchange of UPREIT Units for common shares                                          4,010        14,106        7,442
Fair value of hedge instruments                                                       845           659          956
Net real estate assumed in connection with FIN 46R consolidation                        -       152,319            -
Other assets assumed in connection with FIN 46R consolidation                           -        11,916            -
Mortgage debt assumed in connection with FIN 46R consolidation                          -       129,149            -
Other liabilities assumed in connection with FIN 46R consolidation                      -         5,363            -
Net real estate disposed in connection with FIN 46R consolidation                 (50,467)      (69,743)           -
Other assets disposed in connection with FIN 46R consolidation                     (6,940)       (3,054)           -
Mortgage debt disposed in connection with FIN 46R consolidation                   (59,339)      (48,611)           -
Other liabilities disposed in connection with FIN 46R consolidation                (1,187)       (2,759)           -

17       GAIN (LOSS) ON DISPOSITION OF PROPERTY AND BUSINESS

During 2005, the Company  disposed of four apartment  communities with 816 units in three unrelated  transactions.  The total sales price of $142,600  equates to
$175  per  unit.  The  total  gain on sale of  these  transactions  amounted  to approximately $73,200.

During 2004, the Company disposed of five apartment communities with 1,646 units in four unrelated transactions.  The total sales price of $92,500 equates to $56 per unit. The total gain on sale of these transactions amounted to approximately
$26,600.

During 2003,  the Company  disposed of seven  apartment  communities  with 1,568 units in seven unrelated transactions.  The total sales price of $59,000 equates to $38 per  unit.  The  total  gain on sale of these  transactions  amounted  to approximately $4,000.

                              HOME PROPERTIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

18       QUARTERLY FINANCIAL STATEMENT INFORMATION (UNAUDITED)

Quarterly  financial  information for the years ended December 31, 2005 and 2004 are as follows:

                                                                                     2005
                                                                                     ----
                                                                     First        Second        Third        Fourth
                                                                     -----        ------        -----        ------
Total revenue                                                     $106,055      $108,934     $113,276      $114,595

Net income available to common shareholders                             28         9,719       16,703        55,062

Per share data:

Basic earnings per share data:
Net income (loss) available to common shareholders                 $(0.06)         $0.25        $0.47         $1.70

Diluted earnings per share data:
Net income (loss) available to common shareholders                 $(0.06)         $0.25        $0.47         $1.68

                                                                                     2004
                                                                                     ----
                                                                     First        Second        Third        Fourth
                                                                     -----        ------        -----        ------
Total revenue                                                     $ 96,491      $101,775     $104,702      $106,262

Net income before cumulative effect of change in accounting
     principle                                                       6,799        10,641        4,925        24,978

Net income available to common shareholders                          6,478        10,641        4,925        24,978

Per share data:

Basic earnings per share data:
Net income available to common shareholders                          $0.14         $0.27        $0.09         $0.70

Diluted earnings per share data:
Net income available to common shareholders                          $0.14         $0.26        $0.09         $0.69

Full year per share data does not equal the sum of the quarterly data due to the impact of the convertible  securities on the quarterly  results and not the year to date amounts. The quarterly reports for the years ended December 31, 2005 and
2004 have been  reclassified  to reflect  discontinued  operations in accordance with SFAS 144.

19       SUBSEQUENT EVENTS

On  February  7, 2006,  the Board of  Directors  approved a dividend of $.64 per share for the quarter  ended  December 31, 2005.  This is the  equivalent  of an annual  distribution  of $2.56 per share.  The dividend is payable  February 28,
2006 to shareholders of record on February 17, 2006.

On February 7, 2006, the Company also declared a regular  dividend of $.5625 per share on its Series F Cumulative  Redeemable  Preferred  Stock,  for the quarter ending  February 28, 2006.  The dividend on the  preferred  shares is payable on
February 28, 2006 to  shareholders of record on February 17, 2006. This dividend is equivalent to an annualized rate of $2.25 per share.

                              HOME PROPERTIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

19       SUBSEQUENT EVENTS (Continued)

Subsequent  to the  filing  of the  Company's  annual  report  on  Form  10-K on
March 13,  2006, the Company plans to file two  registration  statements on Form
S-3 with the Securities and Exchange  Commission  (SEC).  In connection with the filing of these registration statements on Form S-3, the Company is revising its historical  financial  statements in connection with the application of SFAS 144 to certain  transactions.  During 2006 the Company sold certain  properties  and classified others as held for sale. In compliance with SFAS 144, the Company has reported revenue, expenses and gain on sale from these properties as income from discontinued operations for each period presented in its quarterly reports filed since the date of the sale (including the comparable  period of the prior year).
The  Company is  reclassifying  the  reported  revenue and  expenses  from these properties as income from  discontinued  operations in the Company's  previously issued annual financial  statements for each of the two years ended December 31,
2005 and 2004 in the  Company's  Annual  Report on Form 10-K for the year  ended
December 31, 2005. These  reclassifications  of discontinued  operations have no effect on the Company's  reported net income  available to common  shareholders, financial  condition,  cash flows or funds from  operations as reported in prior
SEC  filings.  Instead,  they  represent  the revenue and  expenses  relating to properties  that have been sold or  classified as held for sale as a single line item titled  "discontinued  operations,"  rather than presenting the revenue and expenses along with the Company's  other results of  operations.  In addition to the financial statements  themselves,  certain disclosures contained in Notes 2,
9, 13, 14 and 18 to the  consolidated  financial  statements for the three years ended  December 31,  2005,  have been  modified  to reflect the effects of these reclassifications.  Also,  there is no effect to our  previously  issued audited consolidated financial statements for the year ended December 31, 2003.

                                                                     SCHEDULE II

                              HOME PROPERTIES, INC.

                        VALUATION AND QUALIFYING ACCOUNTS
                        FOR THE YEARS ENDED DECEMBER 31:
                                 (IN THOUSANDS)

                                         Balance at      Charged to
                                          Beginning       Costs and         Amounts      Balance at
                                            of year        Expenses     Written Off     end of year
                                            -------        --------     -----------     -----------
Allowance for Doubtful Receivables

December 31, 2005:                           $  567          $3,472        ($3,526)         $   513
                                             ------          ------        -------          -------
December 31, 2004:                              241           3,527         (3,201)             567
                                             ------          ------        -------          -------
December 31, 2003:                              125           2,954         (2,838)             241
                                             ------          ------        -------          -------
Deferred Tax Asset Valuation Allowance

December 31, 2005:                            8,680               -           (259)           8,421
                                             ------          ------        -------          -------
December 31, 2004:                            8,185             495              -            8,680
                                             ------          ------        -------          -------
December 31, 2003:                              559           7,626              -            8,185
                                             ------          ------        -------          -------

                                                                    SCHEDULE II
I
                              HOME PROPERTIES, INC.
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                                DECEMBER 31, 2005
                                 (IN THOUSANDS)

                                                                                     Total
                                          Initial              Costs                  Cost                             Total
                                             Cost           Capital-                Build-                             Cost,
                                       Buildings,               ized                 ings,                            Net of    Year
                                         Improve-             Subse-              Improve-               Accumu-     Accumu-      of
                                            ments  Adjust-  quent to               ments &                 lated       lated     Ac-
                       Encum-            & Equip-    ments  Acquisi-                Equip-              Depreci-     Depreci  quisi-
Community             brances     Land       ment      (a)      tion      Land        ment    Total(b)     ation       ation    tion
---------             -------     ----       ----      ---      ----      ----        ----    --------     -----       -----    ----

1600 East Avenue               $ 1,000     $8,527            $ 5,226    $1,000    $ 13,753   $  14,753   $ 3,709    $ 11,044    1997
1600 Elmwood         $ 10,870      299      5,698  $ 3,339     4,739       299      13,776      14,075     7,723       6,352    1983
Barrington
  Gardens               4,350      888      6,556              1,029       888       7,585       8,473       166       8,307    2005
Bayview &
  Colonial             11,669    1,600      8,471              4,046     1,600      12,517      14,117     1,921      12,196    2000
Beechwood
  Gardens                          560      3,442              2,568       560       6,010       6,570     1,402       5,168    1998
Blackhawk
  Apartment            13,507    2,968     14,568              5,166     2,968      19,734      22,702     3,162      19,540    2000
Bonnie Ridge
  Apartments           35,065    4,830     42,769             22,992     4,830      65,761      70,591    12,593      57,998    1999
Braddock Lee
  Apartments           21,596    3,810      8,842              5,245     3,810      14,087      17,897     3,757      14,140    1998
Brittany Place         18,207    4,728     39,608              9,830     4,728      49,438      54,166     4,680      49,486    2002
Brook Hill Village
  Apartments            8,404      330      7,920              4,995       330      12,915      13,245     4,427       8,818    1994
Cambridge Village
  Associates            3,148    2,460      3,188              1,816     2,460       5,004       7,464       548       6,916    2002
Canterbury
  Apartment            29,582    4,944     21,384              6,709     4,944      28,093      33,037     4,717      28,320    1999
Canterbury
  Square (e)            5,788    2,352     10,791              5,200     2,352      15,991      18,343     4,100      14,243    1997
Carriage Hill
  - MI (e)              7,073      840      5,974              2,081       840       8,055       8,895     1,862       7,033    1998
Carriage Hill
  Apartment             5,767      570      3,827              3,306       570       7,133       7,703     2,156       5,547    1996
Carriage Park (e)       9,304    1,280      8,184              3,442     1,280      11,626      12,906     2,853      10,053    1998
Castle Club
  Apartment             6,720      948      8,909              2,768       948      11,677      12,625     1,858      10,767    2000
Charter Square (e)      9,777    3,952     18,247              8,819     3,952      27,066      31,018     6,446      24,572    1997
Chatham Hill
  Apartment            26,065    1,848     46,150              3,566     1,848      49,716      51,564     2,487      49,077    2004
Cherry Hill Club
  Apartments (e)                   492      4,096              3,296       492       7,392       7,884     1,856       6,028    1998
Cherry Hill
  Village (e)           5,123    1,120      6,835              2,731     1,120       9,566      10,686     2,134       8,552    1998
Chesterfield
  Apartment             8,137    1,482      8,206              4,738     1,482      12,944      14,426     3,281      11,145    1997
Cider Mill             62,933   15,552     65,938              5,847    15,552      71,785      87,337     6,402      80,935    2002
Cinnamon Run
  Apartments           52,300    7,731     59,646                  1     7,731      59,647      67,378       127      67,251    2005
Cornwall Park           5,574      439      2,947              4,348       439       7,295       7,734     2,094       5,640    1996
Country Village
  Apartments            6,087    2,236     11,149              7,610     2,236      18,759      20,995     4,141      16,854    1998
Courtyards Village      4,851    3,360      9,824              2,518     3,360      12,342      15,702     1,611      14,091    2001
Coventry Village
  Apartments                       784      2,328              2,773       784       5,101       5,885     1,217       4,668    1998
Curren Terrace         14,774    1,908     10,957              6,221     1,908      17,178      19,086     4,401      14,685    1997
Cypress Place           6,109    2,304      7,861              3,342     2,304      11,203      13,507     1,792      11,715    2000
Deerfield Woods
  Apartments (e)        3,068      864      4,877              2,115       864       6,992       7,856     1,083       6,773    2000
Devonshire Hills       23,009   14,850     32,934              4,632    14,850      37,566      52,416     4,594      47,822    2001
East Hill Gardens                  231      1,560              1,069       231       2,629       2,860       610       2,250    1998
East Meadow
  Apartment             7,140    2,250     10,803              1,010     2,250      11,813      14,063     1,693      12,370    2000
East Winds
  Apartment             6,626      960      5,079              2,556       960       7,635       8,595     1,193       7,402    2000
Elmwood Terrace        21,415    6,048     14,680              4,959     6,048      19,639      25,687     3,135      22,552    2000
Emerson Square          2,201      384      2,019              1,163       384       3,182       3,566       990       2,576    1997
Executive House
  Apartments            3,313      600      3,420              2,667       600       6,087       6,687     1,605       5,082    1997
Fairmount
  Apartment (g)                    324      1,914                159       324       2,073       2,397       115       2,282    2004
Fairview
  Apartment             7,406      580      5,305   2,828      4,267       580      12,400      12,980     6,423       6,557    1985
Falcon Crest
  Townhomes            16,030    2,772     11,116              6,876     2,772      17,992      20,764     3,408      17,356    1999
Falkland Chase
  Apartment            39,499    9,000     49,705              2,537     9,000      52,242      61,242     3,130      58,112    2003
Fenland Field          12,090    3,510     11,050              3,505     3,510      14,555      18,065     1,816      16,249    2001
Fordham Green (e)       2,679      802      5,280              2,951       802       8,231       9,033     1,966       7,067    1997
Gardencrest
  Apartment                     24,360     61,525             13,648    24,360      75,173      99,533     7,386      92,147    2002
Gateway Village
  Apartment             6,976    1,320      6,621              1,521     1,320       8,142       9,462     1,431       8,031    1999
Glen Brook
  Apartment                      1,414      4,816              2,401     1,414       7,217       8,631     1,320       7,311    1999
Glen Manor
  Apartment             5,900    1,044      4,564              2,161     1,044       6,725       7,769     1,548       6,221    1997
Golf Club
  Apartment            15,664    3,990     21,236             10,768     3,990      32,004      35,994     5,668      30,326    2000
Greentrees (e)          4,298    1,152      8,608              3,676     1,152      12,284      13,436     2,977      10,459    1997
Hackensack Gardens      9,426    2,376     10,916                811     2,376      11,727      14,103       259      13,844    2005
Hampton Court
  Apartment (e)         3,208    1,252      4,615              3,625     1,252       8,240       9,492     1,287       8,205    2000
Harborside Manor        8,445      250      6,113              4,885       250      10,998      11,248     4,036       7,212    1995
Hawthorne Court        37,781    8,940     23,447             13,731     8,940      37,178      46,118     4,070      42,048    2002
Heritage Square         6,386    2,000      4,805              1,778     2,000       6,583       8,583       659       7,924    2002
Hill Brook Place
  Apartments           11,381    2,192      9,118              4,242     2,192      13,360      15,552     2,328      13,224    1999
Holiday Square          3,488    3,575      6,109              1,101     3,575       7,210      10,785       697      10,088    2002
Home Properties of
  Bryn Mawr            14,747    3,160     17,907              9,180     3,160      27,087      30,247     4,691      25,556    2000
Home Properties of
  Devon                28,892    6,280     35,545             19,688     6,280      55,233      61,513     9,171      52,342    2000
Home Properties of
  Newark               16,567    2,592     12,713             11,753     2,592      24,466      27,058     4,862      22,196    1999
Idylwood Resort
  Apartments                       700     16,927             10,599       700      27,526      28,226     9,288      18,938    1995
Kensington
  Apartments (g)                   228      1,593                152       228       1,745       1,973        93       1,880    2004
Kingsley (e)            5,859    1,640     11,671              4,602     1,640      16,273      17,913     3,912      14,001    1997
Lake Grove
  Apartment            37,610    7,360     11,952             12,269     7,360      24,221      31,581     6,697      24,884    1997
Lakeshore Villa
  Apartments            4,983      573      3,849              4,269       573       8,118       8,691     2,214       6,477    1996
Lakeview
  Apartment             8,787      636      4,552              2,656       636       7,208       7,844     1,722       6,122    1998
Liberty Commons (f)                506                         5,272       506       5,272       5,778        88       5,690    2005
Macomb Manor
  Apartments (e)        3,575    1,296      7,357              1,750     1,296       9,107      10,403     1,446       8,957    2000
Maple Tree                         840      4,445              2,033       840       6,478       7,318       977       6,341    2000
Mid-Island
  Apartment             6,675    4,160      6,567              4,848     4,160      11,415      15,575     3,165      12,410    1997
Mill Company
  Gardens               2,646      384      1,671              1,082       384       2,753       3,137       673       2,464    1982
Mill Towne Village      8,530    3,840     13,747              8,800     3,840      22,547      26,387     3,042      23,345    2001
Morningside Heights
  Apartments           17,555    6,147     28,699             20,515     6,147      49,214      55,361    12,014      43,347    1998
New Orleans Park                                                                                                               1997&
  Apartments           19,478    2,920     13,215              8,135     2,920      21,350      24,270     5,014      19,256    1999
Newcastle
  Apartments                       197      4,007   3,684      4,031       197      11,722      11,919     5,939       5,980    1982
Northwood
  Apartment             8,084      804     14,286                457       804      14,743      15,547       738      14,809    2004
Oak Manor
  Apartment             6,344      616      4,111              2,370       616       6,481       7,097     1,601       5,496    1998
Oak Park (e)            4,577    1,192      9,188              4,900     1,192      14,088      15,280     3,432      11,848    1997
Orleans Village        65,993    8,510     58,912             14,178     8,510      73,090      81,600    11,071      70,529    2000
Owings Run
  Consolidation        31,212    5,537     32,622              3,243     5,537      35,865      41,402     6,139      35,263    1999
Paradise Lane
  Apartment             8,639      972      7,134              4,400       972      11,534      12,506     3,635       8,871    1997
Park Shirlington
  Apartments           15,255    4,410     10,180              6,944     4,410      17,124      21,534     4,470      17,064    1998
Patricia Apartments     5,285      600      4,196              2,461       600       6,657       7,257     1,537       5,720    1998
Pearl Street            1,091       49      1,189                883        49       2,072       2,121       664       1,457    1995
Peppertree Farm
  Apartment            80,500   12,571     83,751                  2    12,571      83,753      96,324       180      96,144    2005
Perinton Manor
  Apartment             9,161      224      6,120   3,629      3,494       224      13,243      13,467     6,897       6,570    1982
Pleasant View
  Gardens              51,370    5,710     47,816             18,443     5,710      66,259      71,969    15,119      56,850    1998
Pleasure Bay
  Apartment            15,276    1,620      6,234              6,221     1,620      12,455      14,075     2,534      11,541    1998
Racquet Club East
  Apartments           32,162    1,868     23,107              5,853     1,868      28,960      30,828     6,222      24,606    1998
Racquet Club South      2,834      309      3,891              1,790       309       5,681       5,990     1,266       4,724    1999
Raintree Island
  Apartment             6,691        -      6,654   3,217      9,855         -      19,726      19,726     9,009      10,717    1985
Redbank Village
  Apartment            16,324    2,000     14,030              7,799     2,000      21,829      23,829     4,794      19,035    1998
Regency Club
  Apartment            26,675    2,604     34,825              1,452     2,604      36,277      38,881     1,283      37,598    2004
Rider Terrace                      240      1,270                510       240       1,780       2,020       260       1,760    2000
Ridgeview at
  Wakefield Village              2,300     17,107              1,199     2,300      18,306      20,606       474      20,132    2005
Ridley Brook
  Apartment             9,841    1,952      7,719              2,956     1,952      10,675      12,627     2,033      10,594    1999
Riverton Knolls         5,954      240      6,640   2,523      5,650       240      14,813      15,053     7,976       7,077    1983
Royal Gardens
  Apartment            32,368    5,500     14,067             12,621     5,500      26,688      32,188     7,361      24,827    1997
Sayville Commons       43,389    8,005     55,379                 75     8,005      55,454      63,459       708      62,751    2005
Scotsdale (e)           9,104    1,692     11,920              4,201     1,692      16,121      17,813     3,671      14,142    1997
Selford Townhomes       3,960    1,224      4,200              2,141     1,224       6,341       7,565     1,207       6,358    1999
Seminary Hill
  Apartment             9,900    2,960     10,194              7,200     2,960      17,394      20,354     3,065      17,289    1999
Seminary Towers
  Apartments           28,617    5,480     19,348             12,782     5,480      32,130      37,610     5,791      31,819    1999
Shakespeare Park
  Apartments            2,338      492      3,433                691       492       4,124       4,616       692       3,924    1999
Sherry Lake
  Apartment            19,793    2,428     15,618              8,073     2,428      23,691      26,119     4,723      21,396    1998
Sherwood
  Consolidation         7,626    3,255     10,735              3,395     3,255      14,130      17,385     1,258      16,127    2002
South Bay Manor         8,000    1,098      1,958              3,730     1,098       5,688       6,786       971       5,815    2000
Southern Meadows       19,102    9,040     31,874              4,766     9,040      36,640      45,680     4,519      41,161    2001
Southpointe
  Square (e)            2,425      896      4,610              2,771       896       7,381       8,277     1,883       6,394    1997
Spanish Gardens         5,600      398      9,263              4,712       398      13,975      14,373     4,675       9,698    1994
Springwells Park (e)             1,515     16,840              4,981     1,515      21,821      23,336     4,052      19,284    1999
Stephenson
  House (e)             1,343      640      2,407              1,359       640       3,766       4,406     1,021       3,385    1997
Stone Ends
  Apartment            23,236    5,600     28,428              1,350     5,600      29,778      35,378     2,267      33,111    2003
Stratford Greens
  Associates           33,522   12,565     33,779              4,970    12,565      38,749      51,314     3,902      47,412    2002
Sunset Gardens
  Apartments            8,685      696      4,663              4,046       696       8,709       9,405     2,414       6,991    1996
Tamarron
  Apartment             5,200    1,320      8,474              1,169     1,320       9,643      10,963     1,695       9,268    1999
Terry Apartments                   650      3,439                836       650       4,275       4,925       615       4,310    2000
The Apts at
  Wellington Trace     25,968    3,060     23,904              2,537     3,060      26,441      29,501     1,225      28,276    2004
The Brooke at
  Peachtree                        992     15,145                104       992      15,249      16,241       165      16,076    2005
The Colony                       7,830     34,121              9,733     7,830      43,854      51,684     7,780      43,904    1999
The Hamptons           54,871    5,749     50,647              2,944     5,749      53,591      59,340     2,022      57,318    2004
The Lakes
  Apartment (e)                  2,821     23,086              4,353     2,821      27,439      30,260     4,614      25,646    1999
The Landings           12,722    2,459     16,753              7,587     2,459      24,340      26,799     6,117      20,682    1996
The Manor
  Apartments (MD)      22,578    8,700     27,703              6,234     8,700      33,937      42,637     4,124      38,513    2001
The Manor
  Apartments (VA)       5,600    1,386      5,738              3,667     1,386       9,405      10,791     2,149       8,642    1999
The Meadows
  Apartments            3,334      208      2,776   1,216      1,781       208       5,773       5,981     2,992       2,989    1984
The New Colonies       20,820    1,680     21,350              9,761     1,680      31,111      32,791     7,778      25,013    1998
The Sycamores                    4,625     15,725              1,404     4,625      17,129      21,754     1,440      20,314    2002
The Village at
  Marshfield           24,274    3,158     28,351                580     3,158      28,931      32,089     1,386      30,703    2004
Timbercroft
  Consolidation         6,269    1,704      6,826              2,963     1,704       9,789      11,493     1,691       9,802    1999
Trexler Park
  Apartment            10,140    2,490     13,802              5,355     2,490      19,157      21,647     3,188      18,459    2000
Valley View
  Apartment             3,788    1,056      4,960              3,962     1,056       8,922       9,978     2,343       7,635    1997
Village Green                                                                                                                  1994-
  Apartment             9,120    1,103     13,223              6,643     1,103      19,866      20,969     6,948      14,021    1996
Village Square (PA)     4,026      768      3,582              3,254       768       6,836       7,604     1,838       5,766    1997
Village Square
  Apartments (MD)      21,075    2,590     13,306              6,275     2,590      19,581      22,171     3,256      18,915    1999
Vinings at Hampton
  Village                        1,772     12,214                911     1,772      13,125      14,897       498      14,399    2004
Virginia Village        8,949    5,160     21,918              6,115     5,160      28,033      33,193     3,918      29,275    2001
Wayne Village          14,939    1,925     12,895              5,689     1,925      18,584      20,509     4,374      16,135    1998
West Springfield
  Terrace                        2,440     31,758              2,014     2,440      33,772      36,212     2,778      33,434    2002
Westminster Place       6,536      861      5,763              3,627       861       9,390      10,251     2,793       7,458    1996
Westwood Village
  Apts                 34,370    7,260     22,757              7,887     7,260      30,644      37,904     3,339      34,565    2002
William Henry
  Apartments           22,940    4,666     22,220              8,519     4,666      30,739      35,405     5,018      30,387    2000
Windsor Realty
  Company               4,730      402      3,300              1,650       402       4,950       5,352     1,168       4,184    1998
Woodgate Place          3,127      480      3,797              2,374       480       6,171       6,651     1,698       4,953    1997
Woodholme Manor
  Apartments            3,751    1,232      4,599              3,491     1,232       8,090       9,322     1,146       8,176    2001
Woodland
  Gardens (e)           5,506    2,022     10,480              4,263     2,022      14,743      16,765     3,630      13,135    1997
Woodleaf
  Apartment                      2,862     17,716                670     2,862      18,386      21,248       895      20,353    2004
Woodmont Village
  Apartments                     2,880      5,699              1,890     2,880       7,589      10,469       796       9,673    2002
Yorkshire Village
  Apartments            1,490    1,200      2,016                681     1,200       2,697       3,897       295       3,602    2002
Other Assets (d)          585    3,479                        22,214     3,479      22,214      25,693    10,988      14,705 Various
Limited
  Partnerships (c)     16,989    1,203      9,963             17,913     1,203      27,876      29,079     8,320      20,759
                   ---------- -------- ---------- -------   --------  --------  ----------  ----------  --------  ----------
                   $1,842,086 $430,119 $2,191,198 $20,436   $743,390  $430,119  $2,955,024  $3,385,143  $500,592  $2,884,551
Less Held for Sale
(Note 14 to the
Consolidated
financial
statements)            73,603   28,372    178,573       -     71,426    28,372     249,999     278,371    54,433     223,938
                   ---------- -------- ---------- -------   --------  --------  ----------  ----------  --------  ----------
                   $1,768,483 $401,747 $2,012,625 $20,436  $ 671,964  $401,747  $2,705,025  $3,106,772  $446,159  $2,660,613
                   ========== ======== ========== =======  =========  ========  ==========  ==========  ========  ==========

(a)  Represents the excess of fair value over the historical cost of partnership interests as a result of the  application  of purchase  accounting  for the acquisition of non-controlled interests.

(b)  The  aggregate  cost for  Federal  Income Tax  purposes  was  approximately
     $2,766,561.

(c)  The net real-estate  related to the limited partnership is presented on the
     Consolidated Balance Sheet as held and used.

(d)  The $585 in Other Assets Encumbrances consists of a note payable.

(e)  Represents  properties  within the Detroit  Portfolio that are presented on the Consolidated Balance Sheet as held for sale.

(f)  Construction completed August 1, 2005.

(g)  Represents  properties  sold on April 5,  2006  that are  presented  on the
     Consolidated Balance Sheet as held for sale as of December 31, 2005.

                                                                    SCHEDULE III

                              HOME PROPERTIES, INC.

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                                DECEMBER 31, 2005
                                 (IN THOUSANDS)

Depreciation  and  amortization  of the Company's  investments  in buildings and
improvements  reflected  in  the  consolidated   statements  of  operations  are
calculated over the estimated useful lives of the assets as follows:

Buildings and improvements          3-40 years

The changes in total real estate assets are as follows:

                                                                                  2005           2004            2003
                                                                                  ----           ----            ----
Balance, beginning of year                                                  $3,123,901     $2,752,992      $2,597,278
Management Companies                                                                 -              -           5,846
New property acquisition                                                       283,363        256,208          96,801
Additions                                                                      100,013        102,700         106,346
Increase in real estate associated with the conversion of UPREIT Units           5,220         11,864           5,600
Assets held for sale associated with consolidated affordable limited
     partnerships                                                                    -         78,711               -
Disposals of assets held for sale associated with consolidated
     affordable limited partnerships                                           (50,627)             -               -
Disposals, retirements and impairments                                         (76,727)       (78,574)        (58,879)
                                                                            ----------     ----------      ----------
Balance, end of year                                                        $3,385,143     $3,123,901      $2,752,992
                                                                            ==========     ==========      ==========

The changes in accumulated depreciation are as follows:

                                                                                 2005           2004             2003
                                                                                 ----           ----             ----

Balance, beginning of year                                                  $  405,919     $  330,062      $  257,284
Management Companies                                                                 -              -           2,287
Properties previously held for sale, changed to held and used                    6,999
Depreciation for the year                                                       99,322         90,787          79,187
Disposals and retirements                                                      (11,648)       (14,930)         (8,696)
                                                                            ----------     ----------      ----------
Balance, end of year                                                        $  500,592     $  405,919      $  330,062
                                                                            ==========     ==========      ==========